                                                                   EXHIBIT 10.17


                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 29, 1996, is made by and among IOMED, Inc., a Utah corporation ("IOMED"), Ciba-Geigy Corporation, a New York corporation ("Purchaser"), acting through its Pharmaceuticals Division, and Dermion, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

         The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

         The Company and Purchaser are entering into this Agreement in connection with their execution of the Research and Development Agreement, dated of even date herewith, by and between the Company, Purchaser and IOMED (the "R&D Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the R&D Agreement.

         Now, therefore, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.01 Stock to Be Purchased. Subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to Purchaser at the Closing (as defined in Section 1.03), and Purchaser agrees to purchase from the Company, Two Hundred Thousand (200,000) newly issued shares of Common Stock (the "Shares").

         1.02 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall consist of cash in the amount of One Million Dollars ($1,000,000). The Purchase Price shall be paid at the Closing, in the form of a check made payable to the Company or in such other form agreed upon by the parties.

         1.03 Closing. The closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement.

         1.04 Delivery of Shares. At the Closing, the Company shall deliver to Purchaser certificates representing the Shares, registered in the name of Purchaser.

         1.05 Legal Opinion. At the Closing, the Company will deliver to Purchaser an opinion of Morrison & Foerster LLP, counsel to the Company, in the form of Exhibit A attached hereto.

         1.06 Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, the Company and Purchaser shall execute and deliver, or cause to be executed and delivered, such other instruments and take such other actions as the other party may reasonably request in order to complete and perfect the transactions contemplated by this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.01. Representations and Warranties of the Company and IOMED. The Company and IOMED hereby jointly and severally represent and warrant to Purchaser on the date hereof as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified to do business, and is in good standing under the laws of, each state in which the Company is required to be so licensed or qualified. The Company has the corporate power and authority to own or lease its properties, rights and assets and to conduct its business as now conducted or presently proposed to be conducted. Since its date of incorporation, the Company has not engaged in any activities or operations of any nature, except as contemplated by this Agreement and the Transaction Documents. IOMED is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

                  (b) The Company and IOMED have full corporate power and authority to enter into this Agreement, the Patent License Agreement in the form attached as Exhibit B hereto (the "License Agreement"), the Support Services Agreement in the form attached as Exhibit C hereto (the "Services Agreement"), the Agreement of Sublease (the "Sublease Agreement") in the form attached as Exhibit D hereto, the Stockholders' Agreement in the form attached as Exhibit E hereto (the "Stockholders' Agreement"), the, Contribution Agreement in the form attached as Exhibit F hereto (the "Contribution Agreement") and the R&D Agreement (collectively, the "Transaction Documents"), and to carry out the transactions contemplated hereby and thereby. All corporate action on the part of the Company and of IOMED required to authorize the execution, delivery and performance by the Company and IOMED of this Agreement and each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and IOMED, and each constitutes a valid and binding obligation of the Company and IOMED, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (c) The execution, delivery and performance by the Company and IOMED of this Agreement and each of the Transaction Documents do not and will not (i) violate or breach the certificate of incorporation or bylaws of the Company or the articles of incorporation or bylaws of IOMED, (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which the Company or IOMED is a party or by which any of their respective assets are bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of the Company or IOMED.

                  (d) Assuming the accuracy of Purchaser's representations and warranties in Section 2.02(e), no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or other person is required in connection with the Company's or IOMED's execution and delivery of this Agreement or any of the Transaction Documents, or with the performance by the Company or IOMED of their respective obligations hereunder or thereunder, except in each case for any consent, authorization, license, permit, registration or approval as have been obtained and remain in full force and effect.

                  (e) The authorized capital stock of the Company consists of Four Million (4,000,000) shares, of Common Stock, of which Eight Hundred Thousand (800,000) are issued and outstanding, all of which issued and outstanding shares are owned beneficially and of record by IOMED, and One Million (1,00.0,000) shares of Preferred Stock, $.001 par value per share, none of which are issued and outstanding. Upon consummation of the transactions contemplated by this Agreement and the Contribution Agreement, One Million (1,000,000) shares of Common Stock will be issued and outstanding. The Shares will, upon issuance pursuant to the terms of this Agreement, be duly and validly authorized and issued, fully paid and nonassessable. Except as set forth in the Stockholders' Agreement, the Company does not have outstanding any rights (preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by the Company of, any of its capital stock or securities convertible into or exchangeable for its capital stock, nor is the Company under any obligation to repurchase or redeem any shares of its capital stock or securities convertible into or exchangeable for its capital stock.

                  (f) The Company has provided to Purchaser true and correct copies of all agreements executed by the Company and IOMED pursuant to the Contribution Agreement.


                  (g) The Company is the owner or licensee of the Dermion Technology, and has the right to license said Dermion Technology free of any Lien (other than the obligations to pay royalties as provided in the University of Utah License) in the manner set forth in the R&D Agreement. IOMED is the licensee of the IOMED Technology and has the right to license said IOMED Technology free of any Lien (other than the obligation to pay royalties as provided in the Alza License) in the manner set forth in the R&D Agreement. There are no existing defaults under the Alza License or University of Utah License (or events which, with notice or lapse of time or both, would constitute a default) either by IOMED or, to the best of IOMED's knowledge, by any other party thereto, and true and correct copies of such licenses have been delivered to Purchaser. Except as set forth on Schedule 7.01(e) to the R&D Agreement, neither IOMED nor the Company has assigned or conveyed any interest in the Dermion Technology or the IOMED Technology which may be inconsistent with the rights granted under the R&D Agreement; to the best knowledge of the Company and IOMED, the practice of the Dermion Technology and the IOMED Technology by the Company and IOMED in connection with their respective business activities does not infringe any rights of third parties; neither IOMED nor the Company is aware that any third party is infringing any Dermion Technology or any IOMED Technology; with respect to all Patent Rights constituting Dermion Technology or IOMED Technology which were prosecuted by IOMED, such Patent Rights have been prosecuted in good faith; and neither IOMED nor the Company has reason to believe that any patent included within the Dermion Technology or the IOMED Technology would be invalid or would be held to be unenforceable by a court of competent jurisdiction. To the best of IOMED's and the Company's knowledge, after reasonable inquiry, Schedules 1.1(b)(i) and 1.1(b)(ii) to the R&D Agreement set forth all Patent Rights and identifiable Know-How owned or licensed by IOMED or the Company or their respective Affiliates, applicable to the development of the Systems.

                  (h) IOMED has contributed to the Company assets, properties and rights that are sufficient, when taken together with the facilities to be made available to the Company pursuant to the Sublease Agreement and the services to be made available to the Company pursuant to the Services Agreement, for the conduct of the Business as previously conducted by IOMED, other than the IOMED Technology. The Company currently owns or has full-right to use all assets, rights and properties (including all authorizations, approvals and consents of Governmental Authorities) necessary to (i) to conduct, the Business as previously conducted by IOMED and (ii) to perform the transactions contemplated by this Agreement and the R&D Agreement except, in each case, for the IOMED Technology.

                  (i) Attached as Schedule 2.01(i) is the unaudited pro forma balance sheet of the Company as of March 29, 1996, (the "Balance Sheet"). The Balance Sheet fairly presents the assets, liabilities and financial position of the Company (assuming consummation of the transactions contemplated by the Contribution Agreement as of such date) and was prepared in accordance with generally accepted accounting principles.

         2.02 Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and to IOMED as follows:

                  (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  (b) Purchaser has full corporate power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. All corporate action on the part of Purchaser required to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and each of the Transaction Documents to which it is a party has been duly and validly authorized, executed and delivered by Purchaser, and each constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (c) The execution, delivery and performance by Purchaser of this Agreement and each of the Transaction Documents to which it is a party do not and will not (i) violate or breach the articles of incorporation or bylaws of Purchaser, (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which Purchaser is a party or by which any of its assets is bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of Purchaser.

                  (d) No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or other person is required in connection. with Purchaser's execution and delivery of this Agreement. or any Transaction Document to which it is a party or with the performance by Purchaser of its obligations hereunder or thereunder, except in each case for any consent, authorization, license, permit, registration or approval as have been obtained and remain in full force and effect.

                  (e) Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any public distribution, and understands that neither the Shares nor the shares of Common Stock issuable upon conversion thereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                                   ARTICLE III
                DISCLAIMER OF IMPLIED WARRANTIES, REPRESENTATIONS
                             AND COVENANTS: SURVIVAL

         3.01 Disclaimer. In entering into this Agreement, Purchaser, the Company and IOMED have relied solely upon the representations and warranties set forth in this Agreement and the Schedules hereto and the information referred to herein as having been supplied by one to the other, and there are no representations, warranties, covenants or agreements, express or implied, made by any party to any other party in connection with the transactions contemplated hereby other than as set forth in this Agreement and/or such Schedules.

         3.02 Survival. The representations and warranties of the Company and IOMED set forth in Sections 2.01(g), (h) and (i) shall survive the consummation of the transaction contemplated herein and any examination or investigation of the parties for a period of two years after the Closing Date. All other representations and warranties of the parties set forth in this Agreement shall survive the consummation of the transactions contemplated herein, and any examination or investigation of the parties, indefinitely, without limitation as to the duration thereof.

                                   ARTICLE IV
                                 INDEMNIFICATION

         4.01 Indemnification by the Company and IOMED. Subject to the provisions of this Article IV, the Company and IOMED shall jointly and severally indemnify, defend and hold harmless Purchaser from and against any and all loss, claim, liability, damage, cost and expense (including reasonable attorneys' fees and expenses) (hereinafter referred to as a "Loss") asserted against, resulting to, imposed upon or incurred or suffered by Purchaser or any assignee or successor of Purchaser as a result of or arising out of any of the following:

                  (a) Any breach of any of the representations or warranties of the Company or IOMED set forth in this Agreement or in any Schedule to this Agreement; or

                  (b) Any breach or nonfulfillment by the Company or IOMED of any of the covenants or agreements of the Company or IOMED contained in this Agreement.

         4.02 Indemnification by Purchaser. Subject to the provisions of this
Article IV, Purchaser shall indemnify, defend and hold harmless the Company and IOMED from and against any and all Loss asserted against, resulting to, imposed upon or incurred or suffered by the Company or any of its successors or assigns as a result of or arising out of any of the following:

                  (a) Any breach of any of the representations or warranties of Purchaser set forth in this Agreement or in any Schedule to this Agreement; or

                  (b) Any breach or nonfulfillment by Purchaser of any of the covenants or agreements of Purchaser contained in this Agreement.

         4.03     Procedure for Indemnification.

                  (a) Demands, Etc. Each indemnified party hereunder agrees that upon its obtaining knowledge of facts indicating that there may be a basis for a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to hereinafter as the "Claim"), with respect to any matter as to which it may be entitled to indemnity under the provisions of this Agreement, it will give notice thereof in writing to the indemnifying party within a reasonable time after obtaining such knowledge, together with a statement of such information respecting any of the foregoing as it shall then have. The indemnifying party shall be obligated to indemnify the indemnified party notwithstanding failure to give such notice in a timely manner, except if and to the extent that the indemnifying party is materially prejudiced by any delay in delivering, or non-delivery of, such notice.

                  (b) Right to Contest and Defend. The indemnifying party is entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, however, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within thirty (30) days after the indemnifying party becomes aware of such Claim (or within such shorter period of time as may be necessary to avoid prejudice to the rights of the indemnified party hereunder). Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party, as may be appropriate. Such contest shall be conducted by attorneys employed by the indemnifying party, but the indemnified party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at its cost and expense. If the indemnified party joins in any such contest, the indemnifying party shall have full authority to determine all action to be taken with respect thereto. If after such opportunity, the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party and the indemnified party shall be entitled to abandon the contesting of the Claim or to settle or compromise the Claim, and the indemnifying party shall be bound by all actions of the indemnified party with respect to such Claim. At any time after the commencement of defense of any Claim by the indemnifying party, the indemnifying party may notify the indemnified party in writing of the abandonment of such contest or of the payment or compromise by the indemnifying party of the asserted Claim, whereupon such action shall be taken; provided, however, that the sole relief provided is monetary damages that are paid in full by the indemnifying party; provided, further, that the indemnified party may determine that the contest should be continued, and shall so notify the indemnifying party in writing within 15 days of such notice from the indemnifying party. In the event that the indemnified party determines that the contest should be continued (and provided the timing of notice condition has been met and the sole relief provided is monetary damages that are paid in full by the indemnifying party), the indemnifying party shall be liable hereunder only to the extent of the lesser of (i) the amount which the other party to the contested Claim had agreed to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party, or (ii) such amount for which the indemnifying party may be liable with respect to such Claim by reason of the provisions hereof. Notwithstanding the foregoing, if the indemnified party determines in, good faith that there is a reasonable probability that an action regarding a Claim either (i) may materially and adversely affect it or its Affiliates other than as a result of monetary damages, or (ii) will substantially impair its ability to continue to conduct its business or the business of the Company as previously conducted, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or delayed). All of the foregoing is subject to the rights of any indemnified party's insurance carrier which is defending any such above proceedings.

                  (c) Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim which the indemnifying party elects to contest or, if appropriate and not inconsistent with the reasonable commercial interests of the indemnified party, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

                  (d) Payment of Losses. The indemnifying party shall pay to the indemnified party in cash the amount of any Losses to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within fifteen (15) days after any such amount of Losses is finally determined either by mutual agreement of the parties hereto or pursuant to the judgment of a court of competent jurisdiction. Any claim for which indemnification occurs hereunder shall be, to the extent appropriate, assigned to the indemnifying party.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.01 Publicity. Except after consultation with the other parties, no party shall publicize, advertise, announce or describe to any Governmental Authority or other Person, the terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by Applicable Law or as required pursuant to this Agreement.

         5.02 Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and permitted assigns. No party may assign or delegate this Agreement or any of its rights or duties under this Agreement (including, without limitation, by operation of law) without the prior written consent of the other parties, except (i) to an Affiliate of such party who expressly assumes the obligations of the assigning party hereunder and
         (ii) in the case of Ciba, to a successor to Ciba's Pharmaceuticals Division, whether by merger, consolidation, stock sale, asset sale or otherwise.

         5.03 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument specifically referring to this Agreement that is signed and delivered by duly authorized officers of each party.

         5.04 Waiver. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of any such provision and will not effect the validity of this Agreement or any part hereof or the right of such party to enforce any such provision. No waiver of any breach hereof will be construed to be a waiver of any other breach.

         5.05 Notices. All notices and communications required or authorized to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by messenger, (b) upon actual receipt if sent by telecopy (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, or (c) when received by the addressee, if sent by overnight courier, in each case to the appropriate address or telecopier:


         If to IOMED or the Company:

                  IOMED, Inc.
                  3385 West 1820 South

                  Salt Lake City, Utah 84104
                  Attn:    Chief Executive Officer
                  Tel:     (801) 975-1191
                  Fax:     (801) 972-9072

         with a copy to:

                  Morrison & Foerster LLP
                  345 California Street
                  San Francisco, California
                  Attn:    C. Patrick Machado, Esq.
                  Tel:     (415) 677-7589
                  Fax:     (415) 677-7522

         If to Purchaser:

                  Ciba-Geigy Corporation
                  Pharmaceuticals Division
                  556 Morris Avenue
                  Summit, New Jersey 07901
                  Attn: President
                  Tel:     (908) 277-5200
                  Fax:     (908) 277-7627

         with a copy to:

                  Ciba-Geigy Corporation
                  Pharmaceuticals Division
                  556 Morris Avenue
                  Summit, New Jersey 07901
                  Attn:    Division Counsel
                  Tel:     (908) 277-5616
                  Fax:     (908) 277-5753

or to such other person or address as any party may designate in writing from time to time.

         5.06 Disclaimer of Agency. This Agreement shall not be construed to constitute the parties as partners, joint venturers, agents or otherwise as participants in a joint or common undertaking. No party (or its agents and employees) is the representative of the other party for any purpose and no party has power or authority as agent, legal representative, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of, any other party for any other purpose whatsoever.

         5.07 Further Assurances. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transaction's contemplated in this Agreement.

         5.08 Expenses. The parties shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and, except as otherwise provided herein, consummation of the transactions contemplated hereby.

         5.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York, without giving effect to the conflicts of laws provisions thereof.

         5.10 Entire Agreement. This Agreement, including the exhibits and schedules hereto, each of which is incorporated herein by this reference, contains the entire agreement and understanding of the parties, and supersedes any prior understandings and agreements, with respect to its subject matter, including the Interim Agreement.

         5.11 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth herein. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.

         5.12 Broker's Fees. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, to its knowledge, no broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions. Each of the parties shall be responsible for, and shall indemnify and hold the other parties harmless against, the fees of its investment bankers and other advisors, if any.

         5.13 Article and Section Headings. The article and section headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         5.14 Counterparts. This Agreement may be executed in any number of counterparts each of which shall contribute an original instrument but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                            IOMED, INC., a Utah corporation



                            By:/s/Ned M. Weinsheaker
                               ---------------------------------------------
                                  Ned M. Weinsheaker

                            Its:  President and Chief Executive Officer
                               ---------------------------------------------


                            CIBA-GEIGY CORPORATION,
                            a New York corporation, acting through its Pharmaceuticals Division

                            By:/s/ signature illegible
                               ---------------------------------------------
                            Its:
                               ---------------------------------------------


                            DERMION, INC., a Delaware corporation

                            By:   /s/ Robert J. Lollini
                               ---------------------------------------------
                            Its:  Secretary
                               ---------------------------------------------

                      [MORRISON & FOERSTER LLP LETTERHEAD]



                                 March 19, 1996


Ciba-Geigy Corporation
Pharmaceuticals Division
556 Morris Avenue
Summit, New Jersey 07901

Re: Dermion, Inc.

Ladies and Gentlemen:

     We have acted as counsel for Dermion, Inc., a Delaware corporation (the "Company"), in connection with the purchase by Ciba-Geigy Corporation, a New York corporation ("Purchaser"), acting through its Pharmaceuticals Division, of Two Hundred Thousand (200,000) shares (the "Shares") of the Common Stock, $.001 par value per share (the "Common Stock"), of the Company pursuant to a Stock Purchase Agreement, dated of even date herewith (the "Agreement"), by and between Purchaser, the Company and IOMED, Inc., a Utah corporation ("Iomed"). This opinion is furnished to you pursuant to Section 1.05 of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

     We have examined originals or copies of the following documents (the "Documents"):

     (i)  the "Agreement"; and

     (ii) the Stockholders' Agreement, dated of even date herewith, by and between Purchaser, the Company and Iomed (the "Stockholders' Agreement").

     In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

     We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents other than the Company has the power and authority to execute and

Ciba-Geigy Corporation          MORRISON & FOERSTER LLP
Pharmaceuticals Division
March 29, 1996
Page 2

deliver, and to perform and observe the provisions of the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party.

     Our opinion in paragraph (a) below as to the qualification and good standing of the Company is based solely upon certificates of public officials in the states named in that paragraph. In rendering our opinion in paragraph (d) below, we have assumed the accuracy of the representations and warranties of Purchaser set forth in Section 2.02(e) of the Agreement.

     Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Company in connection with the matter described in the first paragraph hereof, we have not acquired actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

     The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

          (1) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

          (2) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Documents is not material;

          (3) the enforceability of provisions of the Documents providing for indemnification or contribution to the extent such indemnification or contribution is against public policy; and

          (4) the enforceability of provisions of the Documents providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy.

     Based upon and subject to the foregoing, we are of the opinion that:

Ciba-Geigy Corporation          MORRISON & FOERSTER LLP
Pharmaceuticals Division
March 29, 1996
Page 3

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in the State of Utah.

          (b) The Company has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Documents.

          (c) The Documents have each been duly authorized, executed and delivered by the Company. The Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          (d) No registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of the Company for the execution, delivery or performance by the Company of the Documents, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

          (e) The execution, delivery and performance of the Documents by the Company are not in violation of its Certificate of Incorporation or Bylaws.

          (f) The authorized capital stock of the Company consists of Four Million (4,000,000) shares of Common Stock, of which Eight Hundred Thousand (800,000) are issued and outstanding, all of which issued and outstanding shares are owned beneficially and of record by Iomed, and One Million (1,000,000) shares of Preferred Stock, $.001 par value per share, none of which are issued and outstanding. To our knowledge, except pursuant to the Stockholders' Agreement, the Company does not have outstanding any rights (preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by the Company of, any of its capital stock or securities convertible into or exchangeable for its capital stock, nor is the Company under any obligation to repurchase or redeem any shares of its capital stock or securities convertible into or exchangeable for its capital stock.

     (g) The Shares, which are to be issued to you pursuant to the Agreement, have been duly authorized for issuance, and, when issued and delivered against payment therefor in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (without reference to its choice-of-law rules), the Delaware General Corporation Law, and federal laws of the United States, in each case as in effect on the date hereof.

Ciba-Geigy Corporation          MORRISON & FOERSTER LLP
Pharmaceuticals Division
March 29, 1996
Page 4

     In addition, we call your attention to the arbitration provisions of the Documents and to the existence of differences between the arbitral and judicial processes. We have based our opinion upon an assessment of legal authorities which would be applicable in judicial proceedings.

     This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                Very truly yours,

                                MORRISON & FOERSTER LLP

                           SUPPORT SERVICES AGREEMENT

     THIS SUPPORT SERVICES AGREEMENT (the "Agreement"), dated as of March 29, 1996, is made by and between IOMED, Inc., a Utah corporation ("IOMED") and Dermion, Inc., a Delaware corporation (the "Company").

     A. The Company has been formed to conduct the business (the "Business") of conducting research with respect to or developing iontophoretic transdermal drug delivery systems on its own behalf and/or on behalf of third parties, as previously conducted by IOMED.

     B. Pursuant to a Contribution Agreement, dated of even date herewith (the "Contribution Agreement"), IOMED has contributed certain assets to the capital of the Company in exchange for Eight Hundred Thousand (800,000) of the issued and outstanding shares of Common Stock, $.001 par value per share ("Common Stock"), of the Company.

     C. Pursuant to a Stock Purchase Agreement, dated of even date herewith (the "Stock Purchase Agreement"), the Company has issued and sold to Ciba-Geigy Corporation, a New York corporation ("Purchaser"), acting through its Pharmaceuticals Division, Two Hundred Thousand (200,000) of the issued and outstanding shares of Common Stock.

     D. As a result of the transactions contemplated by the Contribution Agreement and the Stock Purchase Agreement, IOMED and Purchaser have acquired all of the issued and outstanding shares of capital stock of the Company.

     E. Pursuant to a Research and Development Agreement, dated of even date herewith (the "R&D Agreement"), Purchaser, IOMED and the Company have agreed to conduct a research and development program on the terms and subject to the conditions set forth therein.

     F. As contemplated by the Stock Purchase Agreement and the R&D Agreement, IOMED and the Company desire to enter into this Agreement in order to provide for the provision by IOMED to the Company of certain support services, all on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Services Provided by IOMED. During the term of this Agreement, IOMED agrees to provide the Company with the following support services
(collectively, the "Support Services"):

     o EXECUTIVE MANAGEMENT SERVICES: strategic management and business development services

     o HUMAN RESOURCE SERVICES: including assistance with recruiting and screening of applicants, preparation of position descriptions, maintenance of employee records, maintenance of employee drug testing program, assistance with regulatory compliance and mandatory reporting requirements, including EEOC and OSHA, maintenance of employee policy manuals

     o PAYROLL ADMINISTRATION: including semi-monthly payroll, annual preparation of W-2s, quarterly payment of withholding taxes, management of garnishments

     o BENEFITS ADMINISTRATION: including medical and dental insurance plans, 401(k) savings plan, life and disability plans

     o INSURANCE ADMINISTRATION: negotiation of renewals and maintenance of proper coverage of all insurance, including facilities, property and casualty, general liability, products liability and worker's compensation

     o CONTRACT ADMINISTRATION: general contract administration, including the negotiation, compliance with and maintenance of collaborative development, service and licensing agreements

     o CORPORATE SECRETARIAL SERVICES: maintenance of corporate records, records retention and maintenance of required permits and licenses

     o    LEASE ADMINISTRATION

     o FACILITIES MAINTENANCE: including general facilities maintenance and contract administration for security, janitorial, waste management, landscape and snow removal services

     o CASH MANAGEMENT SERVICES: including investment and treasury services, negotiation and administration of debt service and capital or operating lease agreements, treasury account reconciliations

     o PURCHASING SERVICES: including purchase order processing, shipping and receiving services as necessary

     o BOOKKEEPING SERVICES: general ledger account maintenance, including accounts receivable, collections and accounts payable processing, maintenance of fixed asset records, financial reporting (internal and external, including audit if required), preparation of project reporting and other special reports as required pursuant to development agreements

     o TAX SERVICES: payment of all property, sales and use taxes, including maintenance of appropriate records, coordination and preparation of state and federal income tax returns (independent or consolidated).

     2. Standard of Care. IOMED shall provide all Support Services in compliance with applicable law and sound business practices, and in a manner and of a quality consistent with the analogous services provided by IOMED in connection with its operation of the Business prior to the date hereof.

     3. Compensation. In consideration for the Support Services, the Company shall pay IOMED each month an amount equal to IOMED's direct out of pocket costs (which shall not include any allocated overhead costs, including without limitation salary and benefit costs) of providing the Support Services plus an overhead allocation (including salary and benefit costs) in the amount of Twenty Thousand Dollars ($20,000) per month. In the event any such out of pocket costs benefit both the Company and IOMED, IOMED shall invoice the Company for, and the Company shall be required to pay, only the portion of such costs as are related solely to the Company. The monthly overhead allocation shall be subject to review by the parties at the end of each fiscal year of IOMED, and shall be adjusted at such times to a level agreed to by the parties that reflects any changes in the cost to IOMED of the overhead so allocated.

     4. Invoices: Payment Terms. IOMED shall invoice the Company once each month for Support Services rendered hereunder, and each such invoice shall be payable in full by the Company within thirty (30) days of the invoice date. Each invoice submitted by IOMED shall be accompanied by reasonably detailed records, including, where applicable, original invoices or copies thereof, supporting the out of pocket costs being submitted to the Company for payment.

     5. Term. The term of this Agreement shall commence on the date hereof and shall terminate upon the later to occur of (a) termination of the R&D Agreement and (b) three (3) years after the date hereof; provided, however, that the Company shall have the right, exercisable by it at any time upon thirty (30) days written notice to IOMED, to terminate this Agreement in whole or in part. As used in this Agreement, "Affiliate" means, with respect to any person, a person controlling, controlled by or under common control with such person, and "control" means ownership of a majority of the outstanding voting securities of such person. Notwithstanding anything to the contrary contained herein, the obligation of the Company to pay for Support Services rendered under this Agreement prior to a termination shall survive any such termination.

     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to its conflict of law rules.

     7. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, three (3) business days after mailing by certified or registered mail, return receipt requested and postage prepaid, and one (1) business day after transmittal by overnight courier.

     8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9. Waiver. No waiver of any provision of this Agreement or any right or obligation of any party hereunder shall be effective unless set forth in a writing, specifying such waiver, signed by the party against which such waiver is being enforced. Any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     10. Entire Agreement: Amendments. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior oral or written communications, representations, understandings or agreements existing between the parties with respect to such subject matter. This Agreement may not be amended, in whole or in part, except by a writing, specifying such amendment, signed by both parties.

     11. Assignment. Neither the rights nor obligations of any party under this Agreement may be transferred or assigned, directly or indirectly, without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that each party may freely assign its rights and obligations hereunder to any Affiliate.

     12. Binding Agreement. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

                                       IOMED, INC., a Utah corporation

                                       By: [SIG]
                                          ------------------------------

                                       Its: Secretary
                                           -----------------------------

                                       DERMION, INC., a Delaware corporation

                                       By: [SIG]
                                          ------------------------------

                                       Its: President and CEO
                                           -----------------------------

                             AGREEMENT OF SUBLEASE

     THIS AGREEMENT OF SUBLEASE (this "Sublease") is entered into as of this 29th day of March, 1996, between IOMED, Inc., a Utah corporation, (hereinafter referred to as "Sublessor"), and Dermion, Inc., a Delaware corporation (hereinafter referred to as "Sublessee").

                                  W I T N E S S E T H:

     1. Master Lease. Pursuant to the Lease Agreement by and between Textron Collective Investment Trust, a Rhode Island trust and successor in interest to Stangl Alliance (hereinafter referred to as "Lessor") and IOMED, Inc., a Utah corporation and successor in interest to Motion Control, Inc. ("Sublessor"), dated October 1, 1986, as amended by the First Amendment to Lease Agreement, dated as of March 9, 1988, the Second Amendment to Lease Agreement, dated as of May 5, 1989, the Third Amendment to Lease Agreement dated as of July 10, 1989, the Fourth Amendment to Lease Agreement dated as of July 18, 1989, the Fifth Amendment to Lease Agreement dated as of February 7, 1992, and the Sixth Amendment to Lease Agreement dated as of July 20, 1994 (as amended, the "Master Lease"), Sublessor has leased from Lessor certain premises located in the office building situated at 1290 West 2320 South (the "Building") in West Valley City, Salt Lake County, State of Utah. Attached as Exhibit A is a copy of the Master Lease.

     2. Sublease. Sublessor upon the following terms and conditions hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the premises subject to the Master Lease consisting of approximately 8,100 square feet of office, warehouse, research and development space, situated in the building identified as "K", as shown on Exhibit B attached hereto (hereinafter referred to as the "Subleased Premises"). Sublessee shall also be entitled to the non-exclusive use for the term of this Sublease of the parking stalls adjacent to the Subleased Premises as shown in Exhibit B.

     3. Use of Subleased Premises. Sublessee shall use and occupy the Subleased Premises in strict accordance with Article 5 and all other terms of the Master Lease for the sole purpose of conducting its research, development and manufacturing of iontophoretic transdermal drug delivery systems and other medical devices.

     4. Term of Sublease. The term of this Sublease shall commence on the date hereof and shall terminate on the date on which the Master Lease terminates, subject to early termination by mutual agreement of Sublessor and Sublessee. As used herein, "affiliate" means, with respect to any person, a person controlling, controlled by or under common control with such person, and "control" shall mean ownership of a majority of the outstanding voting securities of such person.

     5.   Rent.

     (a) Sublessee shall pay to Sublessor as rent for the Subleased Premises, the sum of SEVENTY THOUSAND EIGHT HUNDRED DOLLARS ($70,800) per annum, payable in equal monthly installments of FIVE THOUSAND NINE HUNDRED DOLLARS ($5,900).

     (b) Sublessee shall pay to Sublessor, as additional rent, the proportional share, adjusted on a pro rata basis to the number of square feet comprising the Subleased Premises, of the utilities, Taxes, insurance premium costs, Building Common Area expenses, and Development Common Area expenses as required under (and as defined in) the Master Lease.

     (c) In the event of any increase in base rent or other amount payable by Sublessor to Lessor pursuant to the Master Lease, Sublessee shall pay Sublessor its proportional share of any such increases, adjusted on a pro rata basis to the number of square feet comprising the Subleased Premises divided by the number of square feet subject to the Master Lease; provided, however, that Sublessee shall have no liability for any such increase resulting from an amendment to the Master Lease effected after the date hereof without Sublessee's written consent.

     (d) All payments of base rent, any additional rent and any other amount required to be made by Sublessee shall be paid in advance on the first day of each calendar month of the term of this Sublease (to the extent ascertainable as of such date) and shall be payable without notice or demand, and without any deduction, offset or abatement, in lawful money of the United States of America to Sublessor at the address stated herein, or to such other persons or at such other places as Sublessor may designate in writing. Any such payment not ascertainable as of the first day of each calendar month of the term of this Sublease shall be paid by Sublessee within ten (10) days after its receipt of a written invoice from Sublessor, including reasonable supporting documentation, for such amount. The rent for any partial month during which the term of this Sublease commences or terminates shall be equitably prorated.

     6. Condition of Premises. The Subleased Premises sublet hereunder shall be taken and leased by Sublessee on an "as is" basis.

     7. Waiver of Liability: Indemnification. Without limiting in any way the effect or generality of all indemnification and waiver provisions contained as part of the terms of the Master Lease, which are incorporated herein pursuant to paragraph 10 below, the parties hereby agree that:

     (a) Neither Sublessor nor Lessor shall be liable to Sublessee, and Sublessee hereby waives all claims against Sublessor and Lessor, for any injury or damage to any person or property in or about the Subleased Premises and/or Building by or from any cause whatsoever other than by reason of the negligence or willful act of Sublessor, its agents, servants, employees or invitees, or Lessor.

     (b) Sublessee shall defend, indemnify and hold Sublessee and Lessor harmless against any and all claims or liability for any injury or damage to any person or property whatsoever if and to the extent that such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same, by Sublessee, its agents, servants, employees, or invitees;
(i) occurring in, on, or about the Subleased Premises or any part thereof, and
(ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways or hallways) the use of which Sublessee may have in conjunction with other tenants of the Building.

     (c) Sublessee shall not be liable to Sublessor, and Sublessor hereby waives all claims against Sublessee, for any injury or damage to any person or property in or about the Subleased Premises and/or Building if and to the extent caused by reason of the negligence or willful act of Sublessor, its agents, servants, employees or invitees, or Lessor.

     (d) Sublessor shall defend, indemnify and hold Sublessee harmless against any and all claims or liability for any injury or damage to any person or property whatsoever if and to the extent that such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same, by Sublessor, its agents, servants, employees, or invitees; (i) occurring in, on, or about the Subleased Premises or any part thereof, and (ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways or hallways) the use of which Sublessee may have in conjunction with other tenants of the Building.

     (e) Any indemnification payments pursuant to Section 7(b) or 7(d) above shall be net of any insurance recoveries by the indemnified party.

     8. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands shall be deemed to have been duly given (a) when delivered by messenger, (b) upon actual receipt if sent by telecopy (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, or (c) when received by the addressee, if sent by overnight courier, in each case to the appropriate address or telecopier:

     If to the Sublessee:

          Dermion, Inc.
          1290 West 2320 South
          Salt Lake City, Utah 84119
          Attn: Chief Executive Officer
          Tel: (801) 975-1191
          Fax: (801) 972-9072

     If to the Sublessor:

          IOMED, Inc.
          3385 West 1820 South
          Salt Lake City, Utah 84104
          Attn: Chief Executive Officer
          Tel: (801) 975-1191
          Fax: (801) 972-9072

     or to such other person or address as the parties may designate in writing from time to time. All notices shall be deemed to have been received at the time of delivery, if personally delivered, or forty-eight (48) hours after deposit in the United States mail as specified above, if mailed.

     9.   Assignment and Subletting.

     (a) Sublessee shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Sublease or any interest herein, sub-sublet the Subleased Premises or any part thereof, or suffer any other person to occupy or use the Subleased Premises or any portion thereof, without the prior written consent of Sublessor, which consent may be granted or denied in Sublessor's absolute and sole discretion, nor shall Sublessee permit any lien to be placed on the Sublessee's interest by operation of law or otherwise.

     (b) Any sub-subletting hereunder by Sublessee shall not result in Sublessee being released or discharged from any liability under this Sublease. Any consent by Sublessor to any sub-subletting of the Subleased Premises or any part thereof by Sublessee shall not be deemed to be a consent to any other sub-subletting of the Subleased Premises and shall not constitute a waiver of the requirements of Sublessor's consent to any other sub-subletting of the Subleased Premises as such requirement is stated herein. Any sale, assignment, encumbrance, sub-subletting, occupation, lien or other transfer of this Sublease which does not comply with the provisions of this paragraph 9 shall be void.

     10. Incorporation of Terms of Master Lease. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease as attached hereto, except for Articles 2, 10, 11 and 26, and, to the extent discussed above, Articles 4, 7, 25 and 28. Sublessee shall and hereby agrees to be subject to and bound by and to comply with all of said Paragraphs and Subparagraphs of the Master Lease with respect to that certain space leased therein encompassed by this Sublease and to satisfy all applicable terms and conditions of the Master Lease for the benefit of both Sublessor and Lessor, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted, and, subject to Section 11 below, wherever in the Master Lease the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted, and that upon the breach of any of said terms, conditions or covenants of the Master Lease or upon the failure of the Sublessee to pay rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Lessor by the

Master Lease. Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof without the fault of the Sublessor shall likewise terminate this Sublease.

     11. Limitation of Liability. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Sublessor has no duty or obligation to the Sublessee with respect to the Master Lease other than (a) to maintain the Master Lease in full force and effect during the term of this Sublease (provided, however, that Sublessor shall not be liable to Sublessee for any earlier termination of the Master Lease which is not due to the fault of Sublessor), (b) to refrain from taking any actions that would preclude Lessor from performing its covenants under the Master Lease insofar as they relate to the Subleased Premises, and (c) upon request of Sublessee, to use commercially reasonable efforts to enforce against Lessor any provisions of the Master Lease reasonably requested by Sublessee relating to Sublessee's use and enjoyment of the Subleased Premises. Any costs and expenses incurred, and any damages or other amounts recovered as a result of, any actions pursuant to clause (c) above shall be shared by Sublessor and Sublessee in accordance with the relative number of square feet occupied by each of them that is the subject of any such matter.

     IN WITNESS WHEREOF, the parties have executed this Sublease the date first above written.

                                Sublessor: IOMED, Inc., A Utah corporation


                                           By:    [SIG]
                                              -----------------------------
                                           Its: Secretary


                                Sublessor: Dermion, Inc., a Delaware corporation


                                           By:    [SIG]
                                              -----------------------------
                                           Its: President and CEO

                                                                       EXHIBIT A


                                LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") is made and entered into as of this 1st day of October, 1986, by and between Stangl Alliance - a Joint Venture whose managing partner is F.C. Stangl, III, hereinafter referred to as the "Landlord," and Motion Control, Inc. - a Utah Corporation, hereinafter referred to as the "Tenant":

                             W I T N E S S E T H :

     ARTICLE 1. PREMISES AND TERM. Landlord hereby leases and by these presents does lease and demise to the Tenant, and the Tenant does lease and take from the Landlord, the premises described on Exhibit B attached hereto, consisting of approximately 10,000 net usable square feet of office, warehouse, research and development space, situated in the building identified as "K" on Exhibit "A" attached hereto (the "Building") in the space indicated thereon (the "Premises"), together with all the easements, rights, privileges and appurtenances thereunto belonging or in any way appertaining thereto together with access and ingress thereto and the right to enjoy the common areas.

     TO HAVE AND TO HOLD the Premises, together with all and singular the improvements, appurtenances, rights, privileges and easements thereunto belonging to or in anywise appertaining, unto Tenant for a term commencing as of the date set forth herein under Article 3 and continuing thereafter to and including the date four (4) years from the first day of the first month immediately following the Commencement Date, subject, however, to extension and renewal as hereinafter provided.

     ARTICLE 2. CONSTRUCTION OF IMPROVEMENTS. Landlord agrees, at Landlord's sole cost and expense, to construct interior improvements within the premises, in accordance with the plans and specifications prepared by F.C. Stangl Construction Company, copies of which have been attached hereto and incorporated herein as Exhibit "B", (Metro building "K" floor plan), and Exhibit "B1", (specifications for interior improvements of the Premises) and initialed by the parties, which plans and specifications the parties have reviewed and approved. All such improvements shall be completed in a good workmanlike manner and in accordance with applicable governmental codes and regulations including, but not limited to "life and safety" requirements.

     ARTICLE 3. TENANT'S POSSESSION. The preliminary term of this Lease shall commence on the date hereof and continue until, and expire upon, the first day of the original term. The original term ("Term") shall commence thirty (30) days after the date Landlord delivers to Tenant possession of the Premises and upon which date Tenant accepts and approves the Premises as having improvements to the state of being ready for occupancy provided in no event will such date be prior to November 15, 1986 ("Commencement Date"). The words "ready for occupancy" shall mean the date upon which (i) the construction work referred to in Article 2 is debris free and substantially completed in accordance with the plans and specifications referred to therein (except for minor finishing details of construction, minor omissions, decorations, and mechanical adjustments which do not materially interfere with Tenants installation of its improvements and trade fixtures and, (ii) a permanent "certificate of occupancy" has been issued by the appropriate authorities. Tenant shall thereafter have five (5) days within which to inspect the Premises before the Commencement Date at which time Tenant shall confirm whether the same is ready for occupancy and provide Landlord with a list of items (punch list) to be completed, or otherwise corrected by Landlord. When the Commencement Date has been determined, Landlord and Tenant shall enter into an agreement in recordable form setting forth such date. Landlord shall notify Tenant when it deems the Premises are ready for occupancy. By taking possession of the Premises, Tenant acknowledges having inspected the same and accepts the Premises as in such condition and repair and that the improvements have been completed in accordance with the provisions of this Lease except (i) as to those items on the above referenced punch list provided by Tenant to Landlord, which items shall be accepted when completed by Landlord in accordance with the provisions of this Lease Agreement and, (ii) to items or conditions not readily apparent from such inspection or defects which are latent. Landlord shall complete the items on the punch list within thirty (30) days after said punch list has been provided by Tenant. Landlord agrees to have the Premises ready for occupancy no later than 60 days after leases and floor plans have been finalized by both Landlord and Tenant.

     ARTICLE 4. OBLIGATIONS OF TENANT AND LANDLORD.

     Surrender of Premises -- Maintenance of Adjacent Areas. At the termination or expiration of this Lease or any renewal thereof, Tenant agrees to deliver up the Premises and improvements (other than improvements or personal property of Tenant) to Landlord in as good order, condition and state of repair as when received by Tenant, reasonable wear and tear thereof and damage by fire, acts of God, or the elements excepted.

     Property Taxes. Landlord shall pay before delinquency thereof all real property taxes and assessments which are levied against or which apply with respect to the Building and the real property underlying the same ("Taxes). In addition to the rents outlined in Article 7. Rent. below, Tenant shall pay to Landlord as additional rental for each calendar year of the Term or any Extended Term of the Lease Tenant's proportional share of the Taxes, which amount shall be determined by multiplying (1) the Taxes for each such calendar year by (2) a fraction, the numerator of which is the total gross square footage of floor area of the Premises and the denominator of which is the total gross square footage of floor areas of the Building (such fraction is hereinafter referred to as "Tenant's Proportionate Share").

     Equitable adjustments shall be made so that only that prorata part of the Taxes shall be paid by the Tenant for fractions of the Term at the beginning or end of the Lease. Tenant shall reimburse Landlord for its Proportionate Share of the Taxes computed hereunder on or before the later of (i) fifteen (15) days before the date the Taxes must be paid before becoming delinquent or (ii) fifteen (15) days from the date Tenant receives from Landlord a statement setting forth the amount due Landlord under this paragraph, together with the original tax bill or a true and correct copy thereof and a computation of the amount to be paid by Tenant as provided in this paragraph. If Landlord shall be required by its mortgagee to maintain a tax impound account, Tenant shall, at Landlord's request, pay 1/12 of Tenant's proportionate share of the estimated annual taxes in advance each month in addition to the minimum rental payment.

     The Tenant shall pay all taxes levied and assessed against its personal property located within the Premises. Nothing in this lease contained shall require or be construed to obligate the Tenant to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or any income, profits or revenue tax upon the income of the Landlord.

     Insurance. The Tenant shall, during the entire term of this Lease, at the Tenant's sole cost and expense, but for the mutual benefit of the Landlord and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises attached hereto, such insurance to afford protection to the limit of not less than $500,000 in respect to injury or death to a single person, and to the limit of not less than $1,000,000 in respect to any one accident, and to the limit of not less than $100,000 in respect to property damage or a combined single limit policy not less than $1,000,000 per occurrence. All policies shall name Landlord and the mortgagee of the Building as an additional named insured, as their interest may appear. The initial mortgagee shall be Travelers Insurance Company.

     Tenant agrees to maintain or cause to be maintained liability insurance against claims for bodily injury, loss of life or property damage occurring on the Building Common Area (as that term is defined below) with bodily injury, loss of life and property damage coverage in a combined single limit of not less than One Million Dollars ($1,000,000.00) for a total claims for any one occurrence. All policies shall name Tenant, Landlord and the mortgagee of the Building as an additional named insured, as their interest may appear.

     Tenant shall also provide hazard insurance coverage to the extent of the full replacement value covering all of Tenant's property, fixture, equipment, tools, improvements, stock, goods, wares or merchandise, that it may have in or on or about the Premises.

     To the extent that Tenant fails to provide the foregoing insurance, either hazard or liability, Tenant shall be responsible to Landlord, as his interest appears, for such damage that would have been insured by said policies but for Tenant's failure to obtain such insurance.

     Landlord agrees to keep the building insured against loss or damage by fire and the perils (including loss of rents insurance) commonly covered under the standard extended coverage endorsement to the extent of one hundred percent (100%) of the replacement value thereof, including all improvements, alterations, additions and completed changes made by Landlord, but excluding fixtures and equipment owned by Tenant. All such insurance shall be carried for the protection of both Landlord and Tenant. Landlord shall provide Tenant with satisfactory evidence of such insurance coverage upon Tenant's written request. In case of loss or damage covered by said building insurance, the proceeds of such insurance shall be used by Landlord to restore the Premises as provided in this Lease to the extent that such proceeds are required for such purpose.

     Tenant shall reimburse Landlord for Tenant's Proportionate Share (as defined above in Article 4. Property Taxes.) of such insurance premium costs as additional rent hereunder within ten (10) days of receipt from Landlord of an invoice evidencing payment of such premium. If Landlord is required by its mortgagee, to maintain a building insurance premium impound account, Tenant shall pay 1/12 of Tenant's proportionate share of the estimated annual building insurance premium in advance each month along with the minimum rental payment.

     The policies for the foregoing insurance shall provide that the proceeds thereof shall be payable to the Tenant and to the Landlord, as their respective interests may appear. Such insurance policies shall provide that Landlord shall be given thirty (30) days written notice of cancellation or alteration of any policy.

     Landlord and Tenant hereby waive any rights each may have against the other on account of any liability claim, loss, or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises (or its contents) or to portions of the Building. Neither Landlord or Tenant or any other parties of the Building shall not be liable to the other or anyone claiming by, through or under such party, including an insurance carrier or carriers, for any insurable loss or damage, and no such carriers shall have the right to subrogate against the other party, or any other such parties. All of the insurance policies required hereunder shall contain an endorsement by the insurance carrier or carriers waiving any and all rights of subrogation against Landlord, Tenant and any other parties, a copy of which endorsement or endorsements, or evidence thereof by way of certificate shall be furnished to the Landlord and Tenant by the other hereto.

     ARTICLE 5. TENANT'S USE. The Tenant may use the premises for conducting its research, development and manufacturing of artificial limbs and other medical devices. Tenant shall use the Premises only for lawful and proper purposes, which are permissible under applicable law (including under applicable zoning laws). Tenant shall not make any use of the Premises which will cause cancellation of any insurance policy covering the same and shall not keep or use on the Premises any article, item, or thing which is prohibited by the terms of the hazard insurance policy covering the Premises. Tenant shall not commit any waste upon the Premises and shall not conduct or allow any business, activity or thing on the Leased Premises which is or becomes unlawful, prohibited, or a nuisance or which may cause damage to Landlord, to occupants in the vicinity of the Premises, or to other third parties.

     Compliance with Laws. Tenant covenants to Landlord, and Landlord covenants to Tenant, not to violate any health, building or zoning laws, ordinance, rule or regulation of any governmental authority pertaining to the Premises, the Building, or Common Areas, as the case may be.

     ARTICLE 6. POSSESSION/LANDLORD'S TITLE. Landlord represents, warrants and covenants the Premises shall be delivered to the Tenant by Landlord as herein provided, free and clear of all tenants and occupants and the rights of either. The Premises shall also be free of liens (except those presently of record), encumbrances and violations of laws, ordinances and regulations including mortgages and trust deeds none of which Landlord represents shall adversely affect the use and occupancy of the Premises. Prior to the Commencement Date and upon Tenant's written request to Landlord, Landlord shall furnish evidence that title to the Premises is in the condition required hereunder.

     ARTICLE 7. RENT.

     Minimum Rent. The Tenant agrees to pay the Landlord at such address as shall from time to time be designated by Landlord, as minimum rental during the initial Term and commencing on the first day of the Term without right of offset or deduction, the monthly amount of:

     1st Lease year - $1,550.00/mo. 1st-4th mo.
                    - $3,065.00/mo. 5th-8th mo.
                    - $4,550.00/mo. 9th-12th mo.

     2nd Lease year - $5,300.00/mo.
     3rd Lease year - $5,300.00/mo.
     4th Lease year - $5,300.00/mo.

     The minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Term. Should the Term of this Lease commence on any day other than on the first (1st) day of the calendar month, the monthly rental for such fractional month shall be prorated accordingly.

     Late Penalty. After written notice has been provided to Tenant and the ten
(10) day "cure period" provided in said notice has expired, (as further clarified in Lease Article 15) such unpaid amounts shall bear interest at a rate equal to fifteen percent (15%) ("Default Interest Rate") from such date to the date of payment.

     ARTICLE 8. SIGNS. With the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, Tenant shall have the right to place on the Building or Premises signage necessary for the operation, identification, and advertisement of Tenant's business. Such sign installation shall not adversely affect or damage the physical structure of the Building, nor detract from the overall harmony of he Building and the Metro Business Park development. All such signs must conform with the codes and regulations of West Valley City and adhere to the signage criteria for the development. (See Exhibit "D" attached hereto and incorporated herein.)

     ARTICLE 9. FIXTURES, PERSONAL PROPERTY, AND ALTERATIONS. All fixtures (not including trade fixtures) permanently installed or attached to the Premises by and/or at the expense of Tenant shall become the property of Landlord upon the expiration or earlier termination of this Term. Any trade fixtures installed in the Premises by Tenant or personal property of Tenant located within or on the Premises shall remain the property of the Tenant or Tenant's Lessors, and the Landlord agrees that so long as Tenant is not in default hereunder, Tenant or its Lessors shall have the right at any time, and from time to time or within thirty (30) days after the expiration or earlier termination of this Term or any extension or renewal thereof, to remove any and all of its trade fixtures or personal property which it may have stored or installed in the Premises, provided, however, that (a) Tenant will repair all damage to the Premises occasioned by such removal, and (b) if Tenant utilizes all or any portion of the thirty (30) day period allowed for removal of such fixtures and equipment beyond the Term or renewal thereof, it shall pay to the Landlord as rental therefore, a sum equal to the monthly rental or a pro rata portion thereof. Landlord expressly agrees to waive and/or subordinate any claim or lien which Landlord may or might have against the Premises or trade fixtures and personal property of Tenant in favor of a lessor who intends to lease any of the same to Tenant or any entity providing financing for acquisition of the same. Tenant shall make no structural alteration, additions, or deletions to interior leasehold improvements in the Premises without express written consent of Landlord, such consent not to be unreasonably withheld or delayed.

     ARTICLE 10. UTILITIES. During the Term, the Tenant shall pay for all water, gas, electricity, and other costs of utilities connected with, consumed, or used by it in connection with its occupancy of the Premises. Prior to the Commencement Date, Landlord shall cause, at its sole expense, the natural gas and electrical power utility facilities to be separately metered to the Premises and Tenant shall pay for such metered consumption directly to the appropriate utility company. Additionally, prior to the Commencement Date Landlord shall install an "inline" water meter to determine Tenant's consumption and use of water and sewer utilities for billing purposes. Landlord shall "read" said inline meter every other month and shall bill Tenant for such usage every other month based upon such readings. Tenant shall pay Landlord for such usage within 10 days after receipt of such billing as additional rent hereunder.

     In the event any utility service to the Premises is interrupted or temporarily discontinued for any reason other than the intentional acts or negligence of Landlord or unless covered by the warranty given hereafter, Landlord shall not be liable therefor to Tenant and the rent required to be paid hereunder shall not be abated as a result thereof, and Tenant waives any claims it might otherwise have against Landlord as a result of any such interruption or discontinuation.

     ARTICLE 11. CONSTRUCTION WARRANTY. Subject to the required adequate maintenance by Tenant as defined in Article 12, and in addition to Landlords obligation of repair, Landlord hereby warrants to Tenant that the materials, machinery, equipment, and workmanship of the Premises and Building are and shall be free of defects for a period of one (1) year commencing with the Commencement Date. Additionally, Landlord hereby warrants the roof of the Building against leakage for a two (2) year period commencing with completion of the interior improvements as further defined in Article 3 herein. Landlord shall promptly repair any defects in the items covered in this warranty. After such warranty periods, Landlord shall assign to Tenant, any equipment and fixture warrantys issued by manufactures which shall extend beyond Landlord's warranty period. Landlord shall not be responsible for any maintenance or repair caused by the fault or neglect of the Tenant.

     ARTICLE 12.    MAINTENANCE AND REPAIRS.

     (a) Landlord agrees to make and pay for all structural repairs, to exterior walls, structural columns and systems and the structural floor of the Building which collectively enclose or affect the Premises including without limitation, structural support portions of the roof, foundation, structure supports, and walls. Landlord further agrees to make and pay for all repairs to the interior of the Premises which may be of a structural nature and which are not made necessary by the negligent use of the Premises by Tenant, and such other repairs structural or otherwise, to the interior of the Building as may be necessary by reason of Landlord's failure to maintain the exterior.

     (1) Landlord shall be liable for damages sustained by Tenant, including damage to Tenant's trade fixtures, supplies, inventory and other property on the Premises (unless covered by insurances Tenant is required to furnish under the provisions of Article 4 Insurance) resulting from the failure of Landlord to make any repairs required to be made by Landlord; provided, however, Landlord shall not be so liable unless Tenant has given written notice to Landlord of the need for such repairs and Landlord has failed to make the same with due diligence.

     (2) Landlord agrees that if in an emergency it shall become necessary to make any repairs thereby required to be made by Landlord and Landlord cannot be timely notified of the need for such emergency repairs; or in the event Landlord fails to make repairs it is obligated to make pursuant to this article, Tenant may, at its option, have the repairs made and pay the cost thereof and in such event Landlord agrees to reimburse Tenant within thirty (30) days after receipt from Tenant of true and correct copies of any reasonable invoices and/or reasonable billing statements received by Tenant from the persons making any such repairs providing said amounts do not exceed the reasonable value for the work performed and the materials supplied. If Landlord fails to do so, Landlord will also pay Tenant interest on such amounts at the Default Interest Rate until paid. The rights of Tenant hereunder specifically do not include the right to offset or deduct any amounts claimed hereunder from rentals due.

     Landlord reserves the right, after reasonable notice to Tenant, to enter upon the Premises (in a manner that will not unnecessarily interfere with the business of Tenant) during business hours at any time to inspect the same and to make necessary repairs to fulfill Landlord's obligation hereunder.

     (3) Landlord shall be responsible for the initial painting of the improvements and Tenant shall be responsible for painting thereafter. Landlord shall not be responsible for any maintenance or repair caused by the fault or neglect of the Tenant, or due to hazards and risks covered or required to be covered by insurance hereunder except as insurance proceeds are available therefor.

     (b) Tenant agrees to make and pay for all other maintenance and repairs which are not the responsibility of Landlord, to the Premises, including painting of interior walls, maintenance, repair and replacement of equipment, the roof, interior walls, wires, conduits, sewers, drains and other utility facilities, except for such maintenance and repairs as defined under Article 11. Construction Warranty. Tenant further agrees to make and pay for all repairs to the Premises which may be of a structural nature which are made necessary by the negligent use of the Premises by Tenant, and such other repairs structural or otherwise to the Building as may be necessary by reason of Tenants failure to maintain the Premises.

     (1) Tenant shall be liable for damages sustained by Landlord including damage to the Building and other property on the Premises (unless covered by insurances Landlord is required to furnish), resulting from the failure of Tenant to make any repairs required to be made by Tenant provided, however, Tenant shall not be so liable unless Landlord has given written notice to Tenant of the need for such repairs and Tenant has failed to make the same with due diligence.

     (2) Tenant agrees that if in an emergency it shall become necessary to make any repairs thereby required to be made by Tenant and Tenant cannot be timely notified of the need for such emergency repairs; or in the event Tenant fails to make repairs it is obligated to make pursuant to this article, Landlord may, at its option, have the repairs made and pay the cost thereof and in such event Tenant agrees to reimburse Landlord within thirty (30) days after receipt from Landlord of true and correct copies of any reasonable invoices and/or reasonable billing statements received by Landlord from the persons making any such repairs providing said amounts do not exceed the reasonable value for the work performed and materials supplied. If Tenant fails to do so, Tenant will also pay Landlord interest on such amounts at the Default Interest Rate until paid.

     (c) It is understood and agreed that should either party to this Agreement fail or refuse to start and to proceed thereafter with due diligence to make any repairs or maintenance as may be reasonably necessary for the purpose of fulfilling the terms and conditions of the agreements herein set forth within a reasonable length of time (not to exceed seven (7) days) after being notified in writing of the need thereof, that the other party hereto may make such repairs at the cost and expense of the party so failing or refusing.

     ARTICLE 13. RESTORATION OF DAMAGE. If the Premises or the Building are damaged by fire, the elements or other casualty, Landlord shall promptly repair all damage and restore the Premises to their condition immediately prior to the occurrence of such damage including any improvements or alterations or Tenant's improvements made by Landlord or Tenant. During the period of reconstruction referred to above, rent or other sums payable by Tenant shall ratably abate, based upon the percentage of the Premises usable during reconstruction or upon the degree Tenants use of the same is impaired. The Term of the Lease shall extend one additional day for each day the Premises are not usable due to the reconstruction process.

     If the Premises shall be totally destroyed or the Building damaged to such extent and/or shall it be determined that more than 120 days will be required to rebuild the Premises, and/or the Building (as the case may be) both Landlord and Tenant shall have the right to terminate this Lease upon written notice to the other within 30 days of the occurrence at which time this Lease shall become null and void, and Landlord shall refund any prorated amount of prepaid rent.

     ARTICLE 14. EMINENT DOMAIN.

     (a) In the event that at any time during the continuance of this Lease, the Premises, or any portion thereof, be taken or appropriated or condemned by reason of eminent domain, there shall be such division of the proceeds and awards in such condemnation proceedings in accordance with the respective interests of the parties in the condemned property as specified in paragraph (b) below. If legal title to more than thirty percent (30%) of the entire Premises be taken by condemnation, or if condemnation makes the Premises unsuitable for the use it was being put to at the time of the notice of condemnation, then the Lease shall be, at the option of the Tenant, terminated at the time of possession by the governmental authority. In the event that less than 30% of the Premises shall be taken, or Tenant shall determine not to so terminate the Lease as provided herein, then the rent shall be abated or reduced according to the extent Tenant is deprived of the use or benefit of the Premises.

     (b) In any taking of the premises or any part thereof, whether or not this Lease is terminated as in this Article provided, the parties hereto shall claim and shall be entitled to receive an award or compensation therefore in accordance with their respective legal rights.

     ARTICLE 15. DEFAULT IN PAYMENT OF RENT OR ABANDONMENT. In the event of default by Tenant in the performance of its obligation to pay rent hereunder, or in the event Tenant shall abandon the premises, (after written notice has been provided from Landlord to Tenant stating Tenant's default for non payment of rent or abandonment of the Premises said notice providing Tenant a "cure period" of ten (10) days after such written notice), or in the event Tenant, or any guarantor hereunder, shall be adjudicated as bankrupt for the benefit of creditors, or enter into an arrangement or participate voluntarily or involuntarily in any bankruptcy or related proceeding under Federal or State Law, Landlord shall have the right to terminate this Lease and to re-enter the Premises or any part thereof with or without process of law; or Landlord, at his option, without terminating this Lease, shall have the right to re-enter the Premises and sublet the whole or any part thereof, for the account of the Tenant, upon as favorable terms and condition as the market will allow provided Landlord shall use reasonable efforts to obtain the best rent available thereon. In the latter event, the Landlord shall have the right to collect any rent which may thereafter become payable under such sublease and to apply the same first to the payment of any reasonable expenses incurred by the Landlord in the dispossessing the Tenant and in subletting the Premises, and Landlord may charge interest at the rate equal to one percentage point higher than the price bank rate of Valley Bank & Trust in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum on such expenses; and, second, to the payment of the rental herein reserved and the fulfillment of Tenant's covenants hereunder, and the Tenant shall be liable for amounts equal to the installments of rent as they become due, less any amounts actually received by the Landlord and applied on account of rental as aforesaid. The Landlord shall not be deemed to have terminated this Lease by reason of taking possession of the Premises unless written notice of such termination has been served on the Tenant.

     ARTICLE 16. OTHER DEFAULTS OF TENANT. It is mutually agreed that if the Tenant shall default in performing any of the terms or provisions of this Lease other than as provided in the preceding Article, and if the Landlord shall give to the Tenant notice in writing of such default, and if the Tenant shall fail to cure such default within fifteen (15) days after the date of receipt of such notice, or if the default is of such a character as to require more than fifteen (15) days to cure, and if Tenant shall fail to use reasonable diligence in curing such default, then in such applicable event the Landlord may cure such default for the account of and at the cost and expense of Tenant, plus interest at the rate equal to one percentage point higher than the prime bank rate of Valley Bank & Trust, in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum, and the sum so expended by the Landlord and interest thereon shall be deemed to be additional rent and on demand shall be paid by the Tenant on the day when rent shall next become due and payable. Failure to pay any additional rent as provided in this Article shall be deemed a failure to pay rent within the meaning of Article 15. Default in Payment of Rent or Abandonment. Subject to the cure period provided for therein.

     ARTICLE 17. LANDLORD DEFAULT. If Landlord fails to make any repairs or do any work required of Landlord by the provision of this Lease or in any other respect fails to perform any of the covenants, terms or conditions of this Lease to be performed by Landlord and, unless another time limit is elsewhere in this Lease specifically provided, such default continues for a period of thirty
(30) days after written demand for performance is given by Tenant, then and in any of such events, Tenant may, in addition to any other remedies provided for in this Lease or by law (including the right to sue for damages, an injunction, specific performance or termination), elect to make such payments and cure such defaults on behalf of Landlord and, in connection therewith, do all work and make all reasonable payments deemed necessary by Tenant, including costs and charges in connection with any legal action which may have been commenced or threatened. Landlord agrees to reimburse Tenant upon demand the amounts so paid by Tenant providing said amounts do not exceed the reasonable value for the work performed and material supplied and accrued interest at Default Rate.

     ARTICLE 18. QUIET ENJOYMENT AND SUBORDINATION. Landlord warrants and covenants it is lawfully seized of the Building and Premises, has full authority to grant this Lease and perform the Terms hereof to be performed by Landlord and that Tenant shall and may peacefully and quietly have, hold and enjoy the Premises for the full term of this Lease. Tenant understands that other persons and entities conduct businesses in the Building. Tenant covenants and agrees to conduct its business in such a manner as to not unreasonably interfere with other occupants of the Building. Landlord shall take all reasonable efforts, including covenants given to Landlord in leases to other Tenants in the Building, to assure other Tenants will conduct their businesses in the Building so as not to be a nuisance or to interfere with Tenants occupation of the Premises.

     Without waiving or releasing Landlord from its obligation of quiet enjoyment herein contained, Tenant agrees that upon written request of Landlord it will subordinate its interest herein to any mortgages currently encumbering the Premises and to renewals, extensions or refinancing thereof and, upon reasonable request of Landlord, execute any and all documents reasonably necessary to evidence that the leasehold interest of Tenant hereunder is subordinate to existing mortgages and that Tenant will also execute such documents as may be necessary and required to subordinate its leasehold interest to mortgages that may hereafter be placed on the Premises by Landlord or its successors or assignors, so long, as in both instances, the mortgage holder agrees to Tenant that neither it nor any purchasers at foreclosure of such mortgage shall terminate the Lease, or disturb the Tenant so long as it is not in default hereunder. Landlord warrants that any mortgage presently encumbering the premises provides for quiet enjoyment of the premises by Tenant in the event of foreclosure by the mortgage holder, providing Tenant is not in default hereunder and Landlord agrees to supply evidence of such rights of quiet enjoyment.

     ARTICLE 19. WAIVER. No delay or omission by either party hereto to exercise any right or power accruing upon any non-compliance or default by the other party with respect to any of the terms hereof shall impair any such right or power to be construed to be a waiver thereof, and every such right and power may be exercised at anytime during the continuance of such default. It is further agreed that a waiver by either of the parties hereto of any of the covenants and agreements hereof to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

     ARTICLE 20. ATTORNEY'S FEE. In the event of any action at law or in equity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder or to recover damages for breach hereof, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses and attorney's fees shall be included in and as part of such judgment.

     ARTICLE 21. NOTICES. Any notices or demand required or permitted to be given under this Lease shall be deemed to have been properly given when, and only when, the same is in writing and has been deposited in the United States Mail, with postage prepaid, to be forwarded by certified mail and addressed as follows:

     TO THE LANDLORD AT:      c/o F.C. Stangl Construction Co.
                              4455 South 700 East, Suite 300
                              Salt Lake City, Utah 84107

     TO THE TENANT AT:        1290 West 2320 South
                              West Valley City, UT 84119

Notice shall be deemed effective upon receipt. Such addresses may be changed from time to time by either party by serving notices as above provided.

     ARTICLE 22. ASSIGNMENT AND SUBLEASING. With the specific prior written consent of Landlord first obtained, which consent shall not be unreasonably withheld or delayed, Tenant can, at any time, assign this Lease or sublet all or any portion of the Premises. Any purported assignment or sublease without Landlord's prior written approval shall be null and void and of no force and effect whatsoever.

     ARTICLE 23. SCOPE OF THE AGREEMENT. This Lease shall be considered to be the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties are included therein. No term of this agreement shall be construed to deny the parties of any provision under the laws of the State of Utah.

     ARTICLE 24. OBLIGATIONS OF SUCCESSORS. Landlord and Tenant agree that all of the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

     ARTICLE 25. PARKING. Tenant shall have the right to non-exclusive use of the parking stalls adjacent to the Premises and as set forth on Exhibit "A" depict hereto. Such parking and maintenance thereof shall remain under the control of Landlord (subject to reimbursement as hereinafter set forth) and Landlord shall have the right from time to time to publish reasonable non-discriminatory regulations for Tenant's use of the parking which shall not unreasonably restrict Tenants use of the same, with which regulations Tenant covenants to comply. Landlord shall provide four "handicapped" parking stalls adequately identified in close proximity to the main entrance to the Premises as designated on Exhibit "A".

     ARTICLE 26. METRO BUSINESS PARK DEVELOPMENT. Exhibit "C" hereto contains a proposed site plan for Landlord's entire construction project to be known as Metro Business Park (hereinafter referred to as the "Development"). Tenant acknowledges that the site plan for the Development is subject to change and that Landlord may construct the Development in a totally different configuration or may not develop certain portions; provided however nothing herein contained shall allow Landlord to alter the Development in any manner which would limit ingress or egress to the Building from adjacent streets or in such a manner which would substantively increase Tenants cost of occupancy of the Premises. Landlord reserves the right to sell the Development or portions thereof as developed with buildings or as undeveloped property provided any sale of the property described on Exhibit "A" shall be subject to this Lease. The parties understand that in the event of Landlord's sale of portions of the property of the Development, prior to such sale, Landlord shall place cross easement, access and parking easements, suitable to Landlord upon released and unreleased portions of the Development to facilitate its continued integral use. Common Area Maintenance provisions contained in the next immediate paragraphs of this Lease shall be unaffected by any such partial sale and the Landlord shall exercise its best efforts to ensure the parking and common areas of the entire Development, as built, will be under common management.

     ARTICLE 27. COMMON AREAS. Those areas within the outer property lines of the property as delineated on the plat attached hereto marked Exhibit "A", exclusive of areas therein depicted as the Building area shall be known as Building Common Areas, which areas shall be for the mutual non-exclusive use of all Landlord's Tenants, including Tenants of the Building, their employees, customers and invitees. All other areas of the Development, (exclusive of the Building Common Area as defined above) for joint use of all Tenants within the Development shall be known as Development Common Areas as shown on Exhibit "C" attached hereto and incorporated herein. Landlord covenants and agrees at its sole cost and expense to improve said Common Areas by installing and constructing thereon access roads, pedestrian walkways, sidewalks, exterior canopies, delivery and landscaped areas and lighting facilities as depicted therein to the extent to which Landlord shall determine to be necessary. Notwithstanding anything elsewhere herein contained, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the Common Areas (so long as parking is available to Tenant and Tenant's ingress and egress shall not be effected by said changes), and the purposes to which the same may be devoted, and the use of Common Areas shall at all times be subject to such reasonable rules and regulations as may be promulgated by Landlord.

     ARTICLE 28. COMMON AREA MAINTENANCE. Landlord will maintain or cause to be maintained the Building Common Areas and Development Common Areas and Tenant will reimburse Landlord for Tenant's Proportionate Share of the cost of such maintenance and other Common Area expenses as hereinafter provided.

     (a) Building Common Area maintenance costs and expenses shall be those expenses incurred by Landlord in the operation, maintenance and repair of the Building Common Area (as shown on Exhibit "A" attached hereto and incorporated herein), which, in accordance with generally accepted accounting principles consistently applied and allocated to any particular calendar year, are properly chargeable and reasonably applicable to the operation, maintenance and repair thereof including, but shall not be limited to, upkeep, exterior painting, repairs, replacements and improvements in the Common Areas, snow removal, sweeping and cleanup, repair of building components in common with other Building Tenants, depreciation allowance (calculated on a straight-line basis over the useful life of each item of equipment) on any machinery and equipment owned by Landlord and used in connection therewith; payroll and payroll costs of on-site employees (to the extent employed for the benefit of maintenance of the Building common areas), utility services including fire line water service charges, police protection, night watchmen, premiums for property damage and fire insurance required hereunder which shall insure Landlord in the Building Common Areas, any real estate tax consultant expense incurred for the purpose of maintaining equitable tax assessments and all property taxes or assessments levied or assessed against all Common Areas. In addition, such costs shall include administrative costs equal to ten percent (10%) of the total cost paid or incurred by Landlord under this paragraph.

     Tenants proportionate share of the Building Common Area expenses shall be determined in the same manner as previously defined in Article 4. Property Taxes.

     (b) Development Common Area maintenance costs and expenses shall be those expenses incurred by Landlord in the operation, maintenance and repair of the Development Common area, roadways and other common facilities for use of all Tenants within the Development (as shown on Exhibit "C" attached hereto and incorporated herein), which, in accordance with generally accepted accounting principles consistently applied and allocated to any particular calendar year, are properly chargeable and reasonably applicable to the operation, maintenance and repair thereof including, but shall not be limited to upkeep, exterior painting, repairs, replacements and improvements in the Common Areas, snow removal, sweeping and cleanup, depreciation allowance (calculated on a straight-line basis over the useful life of each item of equipment) on any machinery and equipment owned by Landlord and used in connection therewith; payroll and payroll costs of on-site employees (to the extent employed for the benefit of maintenance of the Development common areas), utility services including fire line water service charges, police protection, night watchmen, premiums for public liability, property damage and fire insurance required hereunder which shall insure Landlord in the Development Common Areas, any real estate tax consultant expense incurred for the purpose of maintaining equitable tax assessments on the Development, all property taxes or assessments levied or assessed against all Common Areas, which, if not separately assessed, shall be determined, for land, by the ratio of land area designated for Common Area use to the total land area in the Development and, for improvements, on a fair and equitable allocation among the various improvements in the Development, giving weight to the factors which determine the amount of the real property tax or assessment in question. In addition, such costs shall include administrative costs equal to ten percent (10%) of the total cost paid or incurred by Landlord under this paragraph. Tenants Proportionate Share of the Development Common Area expenses shall not be the Tenant's Proportionate Share as previously defined but rather that portion of all such expenses which are equal to the proportion which the number of square feet of gross leasable area of the Premises bears to the total number of square feet of gross leasable area of buildings in the Development as are from time to time completed as of the commencement of each calendar year.

     (c) Those costs not considered to be Building Common Area Expenses or Development Common Area Expenses (hereinafter referred to as the "Common Areas") and which are to be excluded for purposes of determining any Common Area Expenses payable by Tenant are: (a) wages and salaries of off-site personnel employed by Landlord or affiliates of Landlord; (b) repairs, maintenance and janitorial services for the Premises which are paid or contracted for directly by Tenant; (c) costs of alterations to the Premises; (d) real estate brokers; or agents; leasing commissions; (e) capital expenditures, being expenditures of such a nature and amount or character which under generally accepted accounting principles were or are required to be capitalized in the year made; (f) repairs of a structural nature to the building as required by Landlord hereunder or for cracking or breakage of glass, exterior doors, and exterior surface of the Building caused by structural failures of the Building, design or construction defects, foundation settlement, or Landlord's negligence; (g) depreciation and other noncash expenses other than those expressly included above; (h) interest and principal payments on mortgages, construction loans or other debt costs; (i) costs of Building improvements, alterations, or work done by Landlord for other tenants of the Building; (j) costs of installation, maintenance and repair of tenant improvements for other tenants of the Building; (k) tenant operating costs for other tenants of the Building which are separately, or directly provided to such tenant or tenants by means of separate metering or separate charges or otherwise.

     (d) Tenant shall pay, as additional rent to Landlord, Tenant's proportionate share of the Common Area expenses in the following manner:

          (1) From and after the Commencement Date of the Term, but subject to adjustment as hereinafter in this subparagraph (1) provided, Tenant shall pay Landlord in advance on the first day of each calendar month of the Term an amount computed by applying the rate of two and one-half cents ($.025) per square foot to the gross leasable area of the Premises. The foregoing rate per square foot may be adjusted by Landlord by notice to Tenant at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated costs.

          (2) Within thirty (30) days following the end of each calendar year of the Term, Landlord shall furnish Tenant a statement covering the calendar year just expired, showing the total operating expenses for the Common Areas the amount of Tenant's Proportionate Share of the Common Area expenses for such calendar year and the payments made by Tenant with respect to such calendar year as set forth in subparagraph (d) 1. If Tenant's Proportionate Share of such Common Area expenses exceeds Tenant's prepaid and estimated payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If said payments exceed Tenant's prorata share of such common area expenses, Landlord shall pay Tenant the excess within ten (10) days after receipt of such statement and if Landlord fails to do so tenant shall be entitled to offset such amount against any future Common Area amounts owing (not to be interpreted as an offset against minimum rental).

     Landlord will make available to tenant, at any reasonable time, upon ten
(10) days' prior written notice from Tenant, Landlord's books and records relating to the Common Area expenses and Tenant will have the right to have such records inspected and copied during normal business hours by tenant's employees or agents. If such inspection discloses that a verifiable error has been made in Landlord's favor which results in an overpayment by Tenant of five percent (5%) or greater than the amount actually due on an annual basis, Landlord will reimburse Tenant such overpaid amount. If Landlord does not agree that there has been an overpayment, Tenant may request an audit of the Common Area expenses by an independent certified public accountant. If such audit discloses an overpayment by Tenant of more than five percent (5%) of the amount due, Landlord will pay the cost of the audit, and will refund the overpayment to Tenant. Otherwise, Tenant will pay the cost of the audit.

     There shall be appropriate adjustment of Tenant's share of the Common Area expenses as of the commencement and expiration of the term of this lease. The term "Gross Leasable Area", as used herein, shall be deemed to mean and include all fully enclosed areas for the exclusive use and occupancy by Tenant, measured from exterior surface of exterior walls (and from the extensions thereof, in the case of openings), including warehousing or storage areas, clerical or office areas, mezzanines or the second levels of any space and employee areas. "Gross Leaseable Area" shall not include docks, areas for truck loading and unloading nor any utility and/or mechanical equipment vaults or rooms (to the extent such facilities lie outside exterior building lines).

     Anything to the contrary notwithstanding, in the event Landlord or his designated agent do not maintain the entire Common Areas, then and in that event, for the length of time such condition may exist, Landlord's responsibility shall only be towards the maintenance and repair of those portions of the Common Area not maintained by others, and the "expense in connection with said Common Areas" shall only refer to such areas maintained by Landlord. In this event, Tenant's proportionate share of the expenses shall be determined on the basis of the proportion of such expenses which the number of square feet of gross leasable area in the Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development which are from time to time completed as of the commencement of each calendar year, exclusive of the area occupied and maintained by others.

     ARTICLE 29. RIGHT OF FIRST REFUSAL ON ADJACENT AND CONTIGUOUS SPACE. Tenant shall have a right of first refusal

(the "Right of First Refusal") on all space in the Building. Any vacant space in the Building shall be offered by Landlord to Tenant at the same rent and on the same terms as Landlord intends to offer it to a bona fide prospective tenant who has made an offer to lease such space and Tenant shall have the same rights to lease the entire space available that Landlord intends to extend to such a prospective tenant. Following written notice by Landlord to Tenant that such space is available, Tenant shall have ten (10) business days within which to provide Landlord with written notice of its intention to lease such space and such notice, if given, shall constitute an acceptance of Landlord's terms on such space and failure to so respond shall be deemed a rejection thereof. In the event Tenant does not exercise its Right of First Refusal, Owner may not thereafter lease such space at an effective rent that is more than five percent (5%) per net rentable square foot per year less than the effective rent proposed to Tenant or upon other terms which are substantially more favorable unless such space is first reoffered to Tenant at such lower rent and/or more favorable terms, in which case, when reoffered, Tenant shall have three (3) business days within which to provide Landlord with written notice of its intention to lease such space and such written notice, if given, shall constitute an acceptance of Landlords reoffer terms on such space. Failure to so respond shall be deemed a rejection thereof.


     ARTICLE 30. EXPANSION/RELOCATION. At such time as Tenant requires substantial additional space, and if the adjacent and contiguous space is not available, Landlord will use best efforts to relocate Tenant into larger space within the Metro Business Park development or any other development or space which is under Landlords control. Should Landlord be able to relocate Tenant as defined above, a new Lease Agreement shall be entered into between the parties and said new lease shall supersede and take the place of this Lease Agreement.

     ARTICLE 31. LEASE RENEWAL OPTION. Landlord hereby grants Tenant the right and option to renew this Lease Agreement for one

(1) additional and successive four (4) year period under the same lease terms and conditions subject to an adjustment of rental defined below. Tenant must provide written notice to Landlord stating Tenant's desire to renew this Lease at least One Hundred Twenty (120) days prior to the expiration of the Term. Tenant must be current under all Lease terms and conditions for this Lease renewal right and option to be effective.

     The adjusted minimum monthly rental for the renewal term shall be as follows:

     1st lease renewal year - ****

     2nd lease renewal year - ****

     3rd lease renewal year - ****

     4th lease renewal year - ****

     ARTICLE 32. SECURITY DEPOSIT. Tenant shall pay Five Thousand Dollars and 00/100 cents ($5,000.00) at the time of signing of this lease, to be held by Landlord as security for the faithful performance of Tenant throughout the Lease term. The security deposit shall be refundable to tenant within 30 days of the end of the Term.

     ARTICLE 33. The submission of this Lease for examination does not constitute a reservation of or option for the lease premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant.

     IN WITNESS WHEREOF, the Landlord and Tenant have duly executed and affixed their respective seals to this Lease Agreement on the day and year first above written.

                                                 LANDLORD: STANGL-ALLIANCE
                                                           a Joint Venture

                                                 By /s/ F.C. STANGL III
                                                    ---------------------------
                                                        F.C. Stangl III
                                                        Managing Partner

                                                  TENANT: MOTION CONTROL, INC.
                                                          a Utah Corporation

                                                 By /s/ STEPHEN H. OBER
                                                    ---------------------------
                                                    Stephen H. Ober, President

       Attached hereto and incorporated herein:
       Exhibit A - Building Site Plan
       Exhibit B - Building Floor and Electrical Plan
       Exhibit C - Overall Metro Business Park Site Plan
       Exhibit D - Metro Business Park Signage Criteria
       Exhibit E - Declaration of Easements and Covenants

                       FIRST AMENDMENT TO LEASE AGREEMENT


     This First Amendment to Lease Agreement is made and entered into this 9th day of March, 1988, by and between Textron Collective Investment Trust, a Rhode Island Trust (Landlord) and IOMED, Inc., a Utah Corporation (Tenant).

     WHEREAS, on October 1, 1986, a Lease Agreement (the Lease) was entered into between Stangl Alliance, a Joint Venture (Landlord) and Motion Control Inc., a Utah Corporation (Tenant), relating to certain real property situated at 1290 West 2320 South, West Valley City, Salt Lake County, State of Utah, consisting of approximately 10,000 square feet of office/warehouse/research and development space as further described in the Lease. Stangl Alliance, on February 17, 1988, sold its interest in the subject property to Textron Collective Investment Trust, hereinafter referred to as Landlord,. Motion Control Inc. on December 18, 1987, changed its name to IOMED Inc., hereinafter referred to as Tenant.

     WHEREAS, Landlord and Tenant are desirous to amend the said Lease.

     NOW, THEREFORE, for and in consideration of the payment of TEN DOLLARS AND NO CENTS ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

          1. Commencing May 1, 1988, Tenant hereby leases from Landlord an additional and approximate 3,410 square foot contiguous office/warehouse/research and development space improved as shown on Exhibit "A", attached hereto and incorporated herein. As of May 1, 1988, the Demised Premises shall mean the entire approximate 13,410 square foot space and the Lease term for the entire Demised Premises shall be as specified in the Lease Agreement.

          2. Landlord shall provide and install at Landlord's expense, the improvements in the subject additional space as shown on Exhibit "A" with an improvement allowance of $78,280.00.

          3. Article 7. Rent. shall be revised to read in its entirety as follows:

          Minimum Rent. The Tenant agrees to pay the Landlord at such address as shall from time to time be designated by Landlord, as minimum rental during the initial Term and commencing on the first day of the Term without right of offset or deduction, the monthly amount of:

     1st Lease Year (1-1-87/12-31-87) - $36,660.00 per year
          $1,550.00 per month - (1-1-87/4-30-87)
          $3,065.00 per month - (5-1-87/8-31-87)
          $4,550.00 per month - (9-1-87/12-31-87)

     2nd Lease Year (1-1-88/12-31-88) - $94,974.72 per year
          $5,300.00 per month - (1-1-88/4-31-88)
          $9,221.84 per month - (5-1-88/12-31-88)

     3rd Lease Year (1-1-89/12-31-89) - $111,097.92 per year
          $9,258.16 per month

     4th Lease Year (1-1-90/12-31-90) - $111,538.08 per year
          $9,294.84 per month

          The minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Term. Should the Term of this Lease commence on any day other than on the first (1st) day of the calendar month, the monthly rental for such fractional month shall be prorated accordingly.

                Late Penalty. After written notice has been provided to tenant and the ten (10) day "cure period" provided in said notice has expired, (as further clarified in Lease Article 15) such unpaid amounts shall bear interest at a rate equal to fifteen percent (15%) ("Default Interest Rate") from such date to the date of payment.

                4. Article 31. Lease Renewal Option shall be revised to read in its entirety as follows:

                Article 31. Lease Renewal Option. Landlord hereby grants Tenant the right and option to renew this Lease Agreement for one (1) additional and successive four (4) year period under the same Lease terms and conditions subject to an adjustment of rental defined below. Tenant must provide written notice to Landlord stating Tenant's desire to renew this lease at least one hundred twenty (120) days prior to the expiration of the Term. Tenant must be current under all Lease terms and conditions for this Lease renewal right and option to be effective.

                The adjusted minimum monthly rental for the renewal term shall be as follows:

        1st Lease Renewal Year -- (1-1-91/12-31-91)
                $82,308.00 per year -- $6,859.00 per month
        2nd Lease Renewal Year -- (1-1-93/12-31-92)
                $84,877.80 per year -- $7,073.15 per month
        3rd Lease Renewal Year -- (1-1-93/12-31-93)
                $87,504.00 per year -- $7,292.15 per month
        4th Lease Renewal Year -- (1-1-94/12-31-94)
                $90,240.00 per year -- $7,520.00 per month

                5. Considering the increase in square footage Leased by Tenant as of May 1, 1988, Tenant's proportionate share of property taxes, insurance, utilities and common area maintenance (as referred to in the Lease) shall apply as well to the subject additional space Leased.

        All the terms, covenants and provisions of the Lease Agreement including all Lease attachments shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

        EXECUTED this day and year first above written.

                LANDLORD: Stangl Property Management, as Agent for
                                Textron Collective Investment Trust,
                                a Rhode Island Trust


                        By /s/ C. STANGL, III
                          ---------------------------
                               C. Stangl, III
                               AGENT


                TENANT: IOMED Inc.


                        By /s/ STEPHEN H. OBER
                          ---------------------------
                               STEPHEN H. OBER
                               PRESIDENT

                      SECOND AMENDMENT TO LEASE AGREEMENT

     This Second Amendment to Lease Agreement is made and entered into this 5th day of May, 1989 by and between Textron Collective Investment Trust, a Rhode Island Trust (Landlord) and IOMED Inc., a Utah Corporation (Tenant).

     WHEREAS, on October 1, 1986, a Lease Agreement (the Lease) was entered into between Stangl Alliance, a Joint Venture (Landlord) and Motion Control Inc., a Utah Corporation (Tenant), relating to certain real property situated at 1290 West 2320 South, West Valley City, Salt Lake County, State of Utah, consisting of approximately 10,000 square feet of office/warehouse/research and development space as further described in the Lease. Stangl Alliance, on February 17, 1988, sold its interest in the subject property to Textron Collective Investment Trust, hereinafter referred to as Landlord. Motion Control Inc. on December 18, 1987, changed its name to IOMED Inc., hereinafter referred to as Tenant.

     WHEREAS on March 9, 1988, a First Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's Lease of approximately 3,410 square feet of additional and contiguous office/warehouse/research and development space.

     WHEREAS, Landlord and Tenant are desirous to further amend the said Lease.

     NOW, THEREFORE, for and in consideration of the payment of TEN DOLLARS AND NO CENTS ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1. Commencing June 1, 1989, Tenant hereby leases from Landlord an additional and approximate 4,107 square foot contiguous space as shown on Exhibit "A", attached hereto and incorporated herein. As of June 1, 1989, the Demised Premises shall mean the entire approximate 17,517 square foot space.

2. Tenant hereby accepts and leases from Landlord the subject additional and contiguous 4,107 square foot space in its existing state of improvement, repair and condition ("as is"). In the event Landlord should made any improvements, modifications and/or repairs to the subject additional space on behalf of Tenant, the cost of such shall be borne by Tenant in either a lump sum payment to Landlord upon completion; or the cost of such shall be amortized over the remaining initial Lease term and shall be repaid to Landlord as additional rent, all to be agreed upon between Landlord and Tenant.

3. The base Lease term shall be extended for one (1) full year (January 1, 1991 - December 31, 1991) for an expiration date of December 31, 1991.

4. ARTICLE 7. RENT, as revised in the First Amendment to Lease Agreement, shall be further revised to read in its entirety as follows:

     Minimum Rent. The Tenant agrees to pay the Landlord at such address as shall from time to time be designated by Landlord, as minimum rental during the initial term and commencing on the first day of the term without right of offset or deduction, the monthly amount of:


1st Lease Year   (01-01-87/12-31-87)  -                   $36,660.00/yr.
                 (01-01-87/04-30-87)   $1,550.00/mo.
                 (05-01-87/08-31-87)   $3,065.00/mo.
                 (09-01-87/12-31-87)   $4,550.00/mo.
2nd Lease Year   (01-01-88/12-31-88)  -                   $94,974.72/yr.
                 (01-01-88/04-31-88)   $5,300.00/mo.
                 (05-01-88/12-31-88)   $9,221.84/mo.
3rd Lease Year   (01-01-89/12-31-89)  -                  $123,557.92/yr.
                 (01-01-89/05-31-89)   $9,258.16/mo.
                 (06-01-89/12-31-89)  $11,038.16/mo.
4th Lease Year   (01-01-90/12-31-90)  $11,146.04/mo.  -  $133,752.48/yr.
5th Lease Year   (01-01-91/12-31-91)   $8,784.25/mo.  -  $105,411.00/yr.


     The minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Lease Term. Should the term of this Lease commence on any day other than on the first (1st) day of the calendar month, the monthly rental for such fractional month shall be prorated accordingly.

     Late Penalty.  After written notice has been provided to Tenant and the ten
(10) day "cure period" provided in said notice has expired, (as further clarified in Lease Article 15) such unpaid amounts shall bear interest at a rate equal to fifteen percent (15%) ("Default Interest Rate") from such date to the date of payment.

     5. ARTICLE 31. LEASE RENEWAL OPTION, as revised in First Amendment to Lease, shall be further revised to read in its entirety as follows:

     ARTICLE 31. LEASE RENEWAL OPTION. Landlord hereby grants Tenant the right and option to renew this Lease Agreement for one (1) additional and successive three (3) year period under the same Lease terms and conditions subject to an adjustment of rental defined below. Tenant must provide written notice to Landlord stating Tenant's desire to renew this Lease at least one hundred twenty
(120) days prior to the expiration of the Term. Tenant must be current under all Lease terms and conditions for this Lease renewal right and option to be effective.

     The adjusted minimum monthly rental for the renewal term shall be as follows:

     First Lease Renewal Year
          (01-01-92/12-31-92) - $9,075.41/month - $108,904,92/year
     Second Lease Renewal Year
          (01-01-93/12-31-93) - $9,374.35/month - $112,492.20/year
     Third Lease Renewal Year
          (01-01-94/12-31-94) - $9,685.64/month - $116,227.68/year

     6. Considering the increase in square footage leased by Tenant as of June 1, 1989, Tenant's proportionate share of property taxes, insurance, utilities and common area maintenance (as referred to in the Lease) shall be appropriately increased to reflect such increase in square footage leased and Tenant's obligations, as referred to in the Lease, shall apply as well to the subject additional space Leased.

     All terms, covenants and provisions of the Lease Agreement and the First Amendment to Lease Agreement, including all Lease attachments, shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

     EXECUTED this day and year first above written.

          LANDLORD:  STANGL PROPERTY MANAGEMENT, as Agent for
                       TEXTRON COLLECTIVE INVESTMENT TRUST,
                         a Rhode Island Trust


                     By  /s/ F. C. STANGL, III
                        -----------------------------------
                         F. C. STANGL, III
                         Agent


          TENANT:    IOMED INC.


                     By  /s/ STEPHEN H. OBER
                        -----------------------------------
                         STEPHEN H. OBER
                         President

                       THIRD AMENDMENT TO LEASE AGREEMENT

     This Third Amendment to Lease Agreement is made and entered into this 10th day of July, 1989 by and between Textron Collective Investment Trust, a Rhode Island Trust (Landlord) and IOMED Inc., a Utah Corporation (Tenant).

     WHEREAS, on October 1, 1986, a Lease Agreement (the Lease) was entered into between Stangl Alliance, a Joint Venture (Landlord) and Motion Control Inc., a Utah Corporation (Tenant), relating to certain real property situated at 1290 West 2320 South, West Valley City, Salt Lake County, State of Utah, consisting of approximately 10,000 square feet of office/warehouse/research and development space as further described in the Lease. Stangl Alliance, on February 17, 1988, sold its interest in the subject property to Textron Collective Investment Trust, hereinafter referred to as Landlord. Motion Control Inc. on December 18, 1987, changed its name to IOMED Inc., hereinafter referred to as Tenant.

     WHEREAS, on March 9, 1988, a First Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's Lease of approximately 3,410 square feet of additional and contiguous office/warehouse/research and development space.

     WHEREAS, on May 5, 1989, a Second Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's Lease of approximately 4,107 square feet of additional and contiguous office/warehouse space in addition to an extension of the base Lease term for one (1) additional year.

     WHEREAS, Landlord and Tenant are desirous to further amend the said Lease.

     NOW, THEREFORE, for and in consideration of the payment of TEN DOLLARS AND NO CENTS ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

     1. LEASE ARTICLE 5. TENANT'S USE, which is a section of the Lease Agreement, is hereby revised and rewritten to read in its entirety as follows:

     ARTICLE 5. TENANT'S USE. The Tenant may use the premises for conducting its research, development and manufacturing of artificial limbs and other medical devices. Tenant shall use the Premises only for lawful and proper purposes, which are permissible under applicable law (including under applicable zoning laws). Tenant shall not make any use of the Premises which will cause cancellation of any insurance policy covering the same and shall not keep or use on the Premises any article, item, or thing which is prohibited by the terms of the hazard insurance policy covering the Premises. Tenant shall not commit any waste upon the Premises and shall not conduct or allow any business, activity or thing on the Leased Premises which is or becomes unlawful, prohibited, or a nuisance or which may cause damage to Landlord, to occupants in the vicinity of the Premises, or to other third parties.

     Compliance with Laws. Tenant covenants to Landlord, and Landlord covenants to Tenant, not to violate any health, building or zoning laws, ordinance, rule or regulation of any governmental authority pertaining to the Premises, the Building, or Common Areas, as the case may be.

     Tenant represents to Landlord that neither Tenant or any affiliates of Tenant will improperly generate, improperly store or improperly dispose of any Hazardous Substances (as defined below) at or in the area of the Demised Premises.

     Tenant covenants with Landlord: a) to prohibit any unlawful generation, unlawful storage or unlawful disposal of Hazardous Substances at the Premises,
b) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the unlawful generation, unlawful storage or unlawful disposal by Tenant of Hazardous Substances; and c) to permit entry onto the Premises by Landlord or Landlord's representative(s) at any reasonable time to verify Tenant's compliance with the foregoing.

     Tenant agrees to indemnify and defend Landlord (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, cleanup expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord in connection with Tenant's unlawful generation, unlawful storage, or unlawful disposal of Hazardous Substances at or near the Demised Premises in accordance with the foregoing and with Tenant's compliance with the foregoing representations and covenants. This indemnification by Tenant shall survive up to five (5) years after termination or expiration of this Lease.

     Landlord agrees to not hold Tenant responsible for the consequences of any unlawful generation, unlawful storage, unlawful disposal, or cleanup or any Hazardous Substances by any previous Tenants and that all costs, fees, or expenses (including, without limitation, cleanup expenses, third party claims and environmental impact expenses and reasonable attorney's fees and expenses) associated with any previous Tenants Hazardous Substance activities will not be the responsibility of Tenant.

     "Hazardous Substances" shall mean (i) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (ii) "PCBs", as defined in 40 C.F.R. 761 et seq. and "TCDD" as defined in 40 C.F.R. 755 et seq. (or in either case analogous regulations promulgated under the Toxic Substances Control Act, as amended), (iii) "asbestos" as defined in 29 C.F.R. 1910.1001 et seq. (or analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended), and (iv) waste oils.

     All terms, covenants and provisions of the Lease Agreement, the First Amendment to Lease Agreement and the Second Amendment to Lease Agreement, including all Lease attachments, shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

     EXECUTED this day and year first above written.

          LANDLORD: STANGL PROPERTY MANAGEMENT, as Agent for
                     TEXTRON COLLECTIVE INVESTMENT TRUST,
                      a Rhode Island Trust

                    By /s/ F.C. STANGL III
                       -----------------------------
                          F.C. STANGL III - Agent


          TENANT:   IOMED INC.

                    By /s/ STEPHEN H. OBER
                       -----------------------------
                        STEPHEN H. OBER - President

                      FOURTH AMENDMENT TO LEASE AGREEMENT


     This Fourth Amendment to Lease Agreement is made and entered into this 18 day of July, 1989, by and between Textron Collective Investment Trust, a Rhode Island Trust (Landlord) and IOMED Inc., a Utah Corporation ("Tenant").

     WHEREAS, on October 1, 1986, a Lease Agreement (the Lease) was entered into between Stangl Alliance, a Joint Venture (Landlord) and Motion Control Inc., a Utah Corporation (Tenant), relating to certain real property situated at 1290 West 2320 South, West Valley City, Salt Lake County, State of Utah, consisting of approximately 10,000 square feet of office/warehouse/research and development space as further described in the Lease. Stangl Alliance on February 17, 1988, sold its interest in the subject property to Textron Collective Investment Trust, hereinafter referred to as Landlord. Motion Control Inc. on December 18, 1987, changed its name to IOMED Inc., hereinafter referred to as Tenant.

     WHEREAS, on March 9, 1988 a First Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's lease of approximately 3,410 square feet of additional and contiguous office/warehouse/ research and development space.

     WHEREAS, on May 5, 1989, a Second Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's lease of approximately 4,107 square feet of additional and contiguous office/warehouse space in addition to an extension of the primary Lease term for one (1) additional year.

     WHEREAS, on July 10, 1989, a Third Amendment to Lease Agreement was entered into between Landlord and Tenant relating to a revision of Lease
Article 5. Tenant's Use.

     WHEREAS, Landlord and Tenant are desirous to further amend the said Lease.

     NOW, THEREFORE, for and in consideration of the payment of Ten Dollars and No Cents ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

     1. Landlord shall provide and install, at Landlord's expense, the improvements in the Demised Premises as shown and described on Exhibit "A" with an improvement budget of $75,706.80. The rent structured and described below is based on the improvement budget of $75,706.80, amortized over a twenty-nine (29) month period commencing September 1, 1989 at eleven and one-half percent (11.5%) interest rate. In the event the actual cost to improve (plus fifteen percent (15%) for overhead and profit) is more or less than said budget, the rent shall again be revised by Amendment to Lease to reflect the actual improvement costs, plus fifteen percent (15%). The calculation formula for determining the rent portion attributable to improvement costs shall be as follows:

     Actual Improvement Cost + 15% x .0396599777 (monthly amortized constant at 11.5% interest over a 29 month period) = monthly improvement rent coefficient.

     The monthly improvement rent coefficient shall then be added to the minimum monthly rent specified in the Second Amendment to Lease Agreement producing the total minimum monthly rental to be paid by Tenant. Landlord shall use best reasonable efforts to complete said improvements by August 31, 1989.

     2. Considering Landlord's amortization of the above described improvements at the $75,706.80 budget price over the remaining primary Lease term, ARTICLE 7. Rent. as revised in the Second Amendment to Lease Agreement, shall be further revised to read in its entirety as follows:

     Minimum Rent. The Tenant agrees to pay the Landlord, at such address as shall from time to time be designated by Landlord, as minimum rental during the initial term and commencing on the first day of the term without right of offset or deduction, the monthly amount of:

     1st Lease Year (01-01-87/12-31-87                 - $ 36,660.00/yr
                    (01-01-87/04-30-87) -  $1,550.00/mo (4 months)
                    (05-01-87/08-31-87) -  $3,065.00/mo (4 months)
                    (09-01-87/12-31-87) -  $4,550.00/mo (4 months)

     2nd Lease Year (01-01-88/12-31-88                 - $ 94,974.72/yr
                    (01-01-88/04-31-88) -  $5,300.00/mo (4 months)
                    (05-01-88/12-31-88) -  $9,221.84/mo (8 months)

     3rd Lease Year (01-01-89/12-01-89                 - $135,330.71/yr
                    (01-01-89/05-31-89) -  $9,258.16/mo (5 months)
                    (06-01-89/06-30-89) - $10,800.83/mo (1 month)
                    (07-01-89/08-31-89) - $11,038.16/mo (2 months)
                    (09-01-89/12-31-89) - $14,040.69/mo (4 months)

     4th Lease Year (01-01-90/12-31-90) - $14,148.57/mo - $169,782.84/yr

     5th Lease Year (01-01-91/12-31-91) - $11,786.78/mo - $141,441.36/yr

     The minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Lease term. Should the term of this Lease commence on any day other than on the first (1st) day of the calendar month, the monthly rental for such fractional month shall be prorated accordingly.

     Late Penalty. After written notice has been provided to Tenant and the ten
(10) day "cure period" provided in said notice has expired, (as further clarified in Lease Article 15, such unpaid amounts shall bear interest at a rate equal to fifteen percent (15%) ("Default Interest Rate") from such date to the date of payment.

     All terms, covenants and provisions for the Lease Agreement and the First, Second, and Third Amendments to the Lease Agreement, including all exhibits and attachments, shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

     EXECUTED this day and year first above written.

                             LANDLORD:  STANGL PROPERTY MANAGEMENT, as Agent for
                               TEXTRON COLLECTIVE INVESTMENT TRUST,
                                 a Rhode Island Trust



                                       By /s/ F. C. Stangl III
                                         ---------------------------------------
                                         F. C. STANGL III
                                         Agent

                             TENANT:  IOMED INC.



                                       By /s/ Stephen  H. Ober
                                         ---------------------------------------
                                         STEPHEN H. OBER
                                         President

                       FIFTH AMENDMENT TO LEASE AGREEMENT

     This Fifth Amendment to Lease Agreement is made and entered into this 7th day of February, 1992, by and between Textron Collective Investment Trust, a Rhode Island Trust (Landlord) and IOMED Inc., a Utah Corporation ("Tenant").
     WHEREAS, on October 1, 1986, a Lease Agreement (the Lease) was entered into between Stangl Alliance, a Joint Venture (Landlord) and Motion Control) Inc., a Utah Corporation (Tenant), relating to certain real property situated at 1290 West 2320 South, West Valley City, Salt Lake County, State of Utah, consisting of approximately 10,000 square feet of office/warehouse/research and development space as further described in the Lease. Stangl Alliance on February 17, 1988, sold its interest in the subject property to Textron Collective Investment Trust, hereinafter referred to as Landlord. Motion Control Inc., on December 18, 1987, changed its name to IOMED Inc., hereinafter referred to as Tenant.

     WHEREAS on March 9, 1988 a First Amemdment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's lease of approximately 3,410 square feet of additional and contiguous office/warehouse/research and development space.

     WHEREAS, on May 5, 1989, a Second Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's lease of approximately 4,107 square feet of additional and contiguous office/warehouse space in addition to an extension of the primary Lease term for one (1) additional year.

     WHEREAS, on July 10, 1989, a Third Amendment to Lease Agreement was entered into between Landlord and Tenant relating to a revision of Lease
Article 5. Tenant's Use.

     WHEREAS, on July 18, 1989, a Fourth Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Landlord's amortization of the cost of additional improvements requested by Tenant and the modification of rent derived therefrom.

     WHEREAS, Landlord and Tenant are desirous to further amend the said Lease.

     NOW, THEREFORE, for and in consideration of the payment of Ten Dollars and No Cents ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

     1. Landlord shall provide and install, at Landlord's expense, the improvements in the Demised Premises as shown and described on Exhibit "A" with an improvement budget of $113,936.00. The rent structured and described below is based on the improvement budget of $113,936.00, amortized over a thirty-six
(36) month period commencing January 1, 1992 at ten and one-half percent (10.5%) interest rate. In the event the actual construction cost to improve (plus five percent (5%) for construction management fee) is more or less than said budget, the rent shall again be revised by Amendment to Lease to reflect the actual improvement costs, plus five percent (5%). The calculation formula for determining the rent portion attributable to improvement costs shall be as follows:

     Actual Improvement Cost + 5% x .39 (annual amortization constant at 10.5% interest over a 36 month period) = annual improvement rent coefficient.

     2. Considering Tenant's renewal of the Lease for a three (3) year term (January 1, 1992 through December 31, 1994), as specified in the Second Amendment to Lease Agreement and considering Landlord's amortization of the above described improvements at the $113,936.00 budget price over the three (3) year Lease renewal term, ARTICLE 7. Rent. as revised in the Second Amendment to Lease Agreement, shall be further revised to read in its entirety as follows:

     Article 7. Rent

          Minimum Rent. The Tenant agrees to pay the Landlord, at such address as shall from time to time be designated by Landlord, as minimum rental during the lease renewal term and commencing on the first day of the term without right of offset or deduction, the monthly amount of:


            1/1/92 - 12/31/92 - $153,339.96/year - $12,778.33/month
            1/1/93 - 12/31/93 - $156,927.24/year - $13,077.27/month
            1/1/94 - 12/31/94 - $160,662.72/year - $13,388.56/month

          The minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Lease term.

     Late Penalty. After written notice has been provided to Tenant and the ten
     (10) day "cure period" provided in said notice has expired, (as further clarified in Lease Article 15), such unpaid amounts shall bear interest at a rate equal to fifteen percent (15%) ("Default Interest Rate") from such date to the date of payment.

     All terms, covenants and provisions of the Lease Agreement and the First, Second, Third and Fourth Amendments to the Lease Agreement, including all exhibits and attachments, shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

     EXECUTED this day and year first above written.

     LANDLORD: S-PM, Inc., a Utah corporation, as Agent for
                   TEXTRON COLLECTIVE INVESTMENT TRUST,
                           a Rhode Island Trust



               By /s/ F. C. Stangl, III
                  ------------------------------------
                  F. C. STANGL, III
                  Agent


     TENANT:   IOMED INC.



               By /s/ Stephen H. Ober
                  ------------------------------------
                  STEPHEN H. OBER
                  President

\                       SIXTH AMENDMENT TO LEASE AGREEMENT

     This Sixth Amendment to Lease Agreement is made and entered into this 20th day of July, 1994, by and between Textron Collective Investment Trust, a Rhode Island Trust (Landlord) and IOMED, Inc., a Utah Corporation ("Tenant").

     WHEREAS, on October 1, 1996, a Lease Agreement (the Lease) was entered into between Stangl Alliance, a Joint Venture (Landlord) and Motion Control Inc., a Utah Corporation (Tenant), relating to certain real property situated at 1290 West 2320 South, West Valley City, Salt Lake County, State of Utah, consisting of approximately 10,000 square feet of office/warehouse/research and development space as further described in the Lease. Stangl Alliance on February 17, 1988, sold its interest in the subject property to Textron Collective Investment Trust, hereinafter referred to as Landlord. Motion Control Inc., on December 18, 1987, changed its name to IOMED Inc., hereinafter referred to as Tenant.

     WHEREAS, on March 9, 1988 a First Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's lease of approximately 3,410 square feet of additional and contiguous office/warehouse/research and development space.

     WHEREAS, on May 5, 1989, a Second Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Tenant's lease of approximately 4,107 square feet of additional and contiguous office/warehouse space in addition to an extension of the primary Lease term for one (1) additional year.

     WHEREAS, on July 10, 1989, a Third Amendment to Lease Agreement was entered into between Landlord and Tenant relating to a revision of Lease
Article 5. Tenant's Use.

     WHEREAS, on July 18, 1989, a Fourth Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Landlord's amortization of the cost of additional improvements requested by Tenant and the modification of rent derived therefrom.

     WHEREAS, on February 7, 1992, a Fifth Amendment to Lease Agreement was entered into between Landlord and Tenant relating to Landlord's amortization of the cost of additional improvement requirements requested by Tenant and the modification of rent derived therefrom.

     WHEREAS, Landlord and Tenant are desirous to further amend the said Lease.

     NOW, THEREFORE, for and in consideration of the payment of Ten Dollars and No Cents ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

     1. The term of the Lease shall be extended for three (3) years commencing January 1, 1995 and expiring December 31, 1997.

     2.   The rental for the extended Lease term shall be as follows:

            01/-1/95 - 12/31/95  $10,025.00/month - $120,300.00/year
            01/-1/96 - 12/31/96  $10,376.00/month - $124,512.00/year
            01/-1/97 - 12/31/97  $10,739.00/month - $128,868.00/year

     Rental shall be payable in equal monthly payments, in advance, without offset or demand on the first day of each calendar month throughout the extended Lease term.

     3. Tenant continues to lease the Demised Premises in its present condition, configuration and state of improvement ("as is").

     All terms, covenants and provisions of the Lease Agreement and the First, Second, Third, Fourth and Fifth Amendments to the Lease Agreement, including all exhibits and attachments, shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

     EXECUTED this day and year first above written.


     LANDLORD: Rhode Island Hospital Trust National Bank, as Trustee for the
               TEXTRON COLLECTIVE INVESTMENT TRUST, a Rhode Island Trust

               By RREEF America Partners, L.P.,
               Its Investment Manager



               By  /s/ STEVEN N. BACKER
                 ---------------------------------
                       Steven N. Backer
                       Authorized Representative


     TENANT:   IOMED, Inc.



               By  /s/ ROBERT J. LOLLINI
                 ---------------------------------
                       Robert J. Lollini
                       Vice President & CFO

                                   EXHIBIT B


                           [IOMED EAST BUILDING MAP]